Exhibit 1.1

Company Number: 1833679

The Companies Acts

Public Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

VODAFONE GROUP PUBLIC LIMITED COMPANY

TABLE OF CONTENTS

Company Number: 1833679

The Companies Acts

Company Limited by Shares

ARTICLES OF ASSOCIATION

Adopted on 27 July 2021 pursuant to a Special Resolution passed on 27 July 2021.

of

VODAFONE GROUP PUBLIC LIMITED COMPANY

PRELIMINARY ARTICLES

1 Table A and other standard regulations do not apply

The regulations in Table A of the Companies Act 1948, and any similar articles or regulations in **the Companies Acts** do not apply to the **Company**.

2 The meaning of words and phrases used in the Articles

2.1 The following table gives the meaning of certain words and phrases as they are used in these **Articles**. However, the meaning given in the table does not apply if that is inconsistent with the context in which a word or phrase appears. After the **Articles** there is a glossary which explains various words and phrases. The glossary is not part of the **Articles**, and it does not affect their meaning. Throughout the **Articles**, those words and expressions explained in this Article 2.1 are printed in **bold** and those explained in the glossary are printed in *italics*.

Words and Phrases	Meaning
Act	Any act of Parliament, enactment or statutory legislation.
Adjusted Total of Capital and Reserves	This is defined in Article 114.2.
ADR Depositary	A custodian or other person or persons approved by the directors who holds **shares** in the **Company** under arrangements where either the custodian or some other person issues **American Depositary Receipts** which evidence **American Depositary Shares** representing **shares** in the **Company**.
alternate director	This is defined in Article 115.1.
American Depositary Receipts	These represent **American Depositary Shares** either physically or in the form of **Direct Registration Receipts**.

Words and Phrases	Meaning
American Depositary Shares	These represent **shares** in the **Company** and are evidenced by **American Depositary Receipts**.
Appointed Number	The number of **Depositary Shares** to which each appointment as a **Nominated Proxy** relates.
Appointed Proxy	This is defined in Article 147.1.
Approved Depositary	Someone appointed: to hold the **shares** in the **Company** or any rights or interests in any of the **shares** in the **Company**; and to issue securities, *documents of title* or other documents which evidence that the holder of them owns or is entitled to receive the shares, rights or interests held by the **Approved Depositary**. A nominee acting for someone appointed to do these things will also be treated as an **Approved Depositary**. The arrangements for the **Approved Depositary** to do the things described above must be approved by the directors. The *trustees* of any scheme or arrangements for or principally for the benefit of employees of the **Group** will also be treated as an **Approved Depositary** unless the directors decide otherwise. References in the **Articles** to an **Approved Depositary** or to shares held by it refer only to an **Approved Depositary** and to shares held by it in its capacity as an **Approved Depositary**.
approved transfer	This is defined in Article 67.11, for the purposes of Article 67.
Articles	The **Company's** Articles of Association, including any changes made to them.
Associated Company	This is defined in Article 145.4, for the purposes of Article 145.
Borrowings	This is defined in Article 114.2, for the purposes of Article 114.
certificated form	This is defined in Article 2.18.
class meeting	This is defined in Article 35.1.
Common Seal	Any seal which the **Company** may have under the **Companies Acts** and which the **Company** may use to execute documents.
Companies Act 2006	The company law provisions of the Companies Act 2006 (as defined therein), for the time being in force.

Words and Phrases	Meaning
Companies Acts	The **Companies Acts** as defined in Section 2 of the **Companies Act 2006** (where provisions are for the time being in force), the **CREST Regulations** and other legislation relating to **companies** and affecting the **Company** (including any orders, regulations or other *subordinated* legislation made under them) in force from time to time.
Company Communications Provisions	The meaning of company communications provisions is given in the **Companies Acts**.
company	Includes any company, corporate body and any corporation established anywhere in the world.
company representative	This is defined in Article 74.
the Company	Vodafone Group Public Limited Company.
CREST Regulations	The Uncertificated Securities Regulations 2001.
default shares	This is defined in Article 67.1, for the purposes of Article 67.
Depositary Shares	The total number of **Ordinary Shares** which are registered in the name of the **Approved Depositary** or its nominee at that time.
Direct Registration Receipt	An **American Depositary Receipt** in **uncertificated form**, the ownership of which is recorded in the **Direct Registration System**.
Direct Registration System	The system maintained by the **ADR Depositary** in which the **ADR Depositary** records the ownership of **Direct Registration Receipts**.
direction notice	This is defined in Article 67.3 for the purposes of Article 67.
elected shares	This is defined in Article 131.10.
electronic facility	This includes (without limitation) website addresses and conference call systems and any device, system, procedure, method or other facility providing an **electronic means** of attendance at and/or participation in a **General Meeting** decided by the directors under these **Articles** and available in respect of that **General Meeting**.
electronic form	This is defined in Article 2.21.
electronic means	This is defined in Article 2.21.
Financial Conduct Authority	The Financial Conduct Authority in its capacity as the competent authority for official listing under Part VI of the Financial Services and Markets Act 2000.

Words and Phrases	Meaning
Fixed Rate Shares	The 7 per cent *cumulative* fixed rate shares of £1 each in the **Company**.
General Meeting	Any general meeting of the **Company**, including any general meeting held as the **Company's** Annual **General Meeting**.
Group	This is defined in Article 114.2, for the purposes of Article 114.
London Stock Exchange	London Stock Exchange plc.
Nominated Proxy	Each person the **Approved Depositary** has appointed as a proxy under Article 156.1.
Nominated Proxy Register	This is defined in Article 156.2, for the purposes of Articles 156 and 157.
operator	Euroclear UK & Ireland Limited or any other operator of a ***relevant system*** under the **CREST Regulations**.
Ordinary Shareholder	A holder of the **Company's Ordinary Shares**.
Ordinary Shares	Ordinary shares of US\$0.11 $^{3}/_{7}$ each in the **Company**.
paid-up share or other security	Includes a **share** or other *security* which is treated or credited as paid-up.
pay	Includes any kind of reward or payment for services.
principal meeting place	This is defined in Article 58.2.
Procedural Resolution	A resolution or question put to the vote of a **General Meeting** of a procedural nature (such as a resolution on a simple clerical amendment to correct an obvious error in a **Substantive Resolution**, a resolution to adjourn a **General Meeting** or a resolution on the choice of chair of a **General Meeting**).
proxy form	This includes any document, **electronic form** or website based form which appoints a *proxy*.
Proxy Register	This is defined in Article 148.1.
recognised clearing house	A clearing house granted recognition under the Financial Services and Markets Act 2000.
recognised investment exchange	An investment exchange granted recognition under the Financial Services and Markets Act 2000.
Record Date	This is defined in Article 153.1, for the purposes of Article 153.
Record Time	This is defined in Article 157.4, for the purposes of Article 157.
Register	The **Company's** register of *members*.

Words and Phrases	Meaning
Registered Office	The **Company's** registered office or in the case of sending or supplying any document or information by **electronic means** or by means of a website in accordance with the **Companies Acts** and these **Articles**, the address stated for the purpose of receiving such document or information by **electronic means** or by means of a website.
Relevant Company	This is defined in Article 101.5, for the purposes of Article 101.
relevant system	A *relevant system* under the **CREST Regulations** whose **operator** allows **shares** or other *securities* of the **Company** to be transferred using that system.
relevant value	This is defined in Article 131.5, for the purposes of Article 131.
rights of any share	The rights attached to a **share** when it is *issued*, or afterwards.
satellite chair	This is defined in Article 58.7.
satellite meeting	This is defined in Article 58.2.
Secretary	Any person appointed by the directors to do work as the company secretary including where the context allows any assistant or deputy secretary.
Securities Seal	A seal used to stamp the **Company's** *securities* as evidence that the **Company** has *issued* them. The **Company's Securities Seal** is a facsimile of the **Company's Common Seal** but with the addition of the word "*securities*".
shareholder	A holder of the **Company's shares**.
shareholders' meeting	A meeting of **shareholders** including both a **General Meeting** of the **Company** and a **class meeting**.
shares	Shares which are in *issue* at the relevant time.
sterling	The currency of the **United Kingdom**.
subsidiary	A *subsidiary* as defined in Section 1159 of the **Companies Act 2006**.
subsidiary undertaking	A *subsidiary undertaking* as defined in Section 1162 of the **Companies Act 2006**.
Substantive Resolution	Any resolution or question put to the vote of a **General Meeting** which is not a **Procedural Resolution**.
takeover offer	A takeover offer as defined in Section 974 of the **Companies Act 2006**.
terms of a share	The terms on which a **share** was *issued*.

Words and Phrases	Meaning
Transfer Office	The place where the **Register** is kept or in the case of sending or supplying any document or information by **electronic means** or by means of a website in accordance with the **Companies Acts** and these **Articles**, the address stated for the purpose of receiving such document or information by **electronic means** or by means of a website.
uncertificated form	This is defined in Article 2.19.
United Kingdom	Great Britain and Northern Ireland.
working day	A day on which banks in the **United Kingdom** are generally open for business, excluding Saturdays, Sundays and public holidays.

2.2 References to a *debenture* include **debenture stock** and references to a **debenture holder** include a **debenture stockholder**.

2.3 Where the **Articles** refer to a person who is *automatically entitled to a* ***share*** *by law*, this includes a person who is entitled to the share as a result of the death, or bankruptcy, of a **shareholder**.

2.4 Words which refer to a single number also refer to plural numbers, and the other way around.

2.5 The words "including" and "include" and words of similar effect shall not be deemed to limit the general effect of the words which precede them.

2.6 References to a person or people include **companies**, *unincorporated associations* and so on.

2.7 References to **officers** include directors, managers and the **Secretary**, but not the **Company's** auditors.

2.8 References to the directors are to the board of directors unless the way in which directors is used does not allow this meaning.

2.9 Any headings in these **Articles** are only included for convenience. They do not affect the meaning of the **Articles**. References to an **Article** are to a numbered paragraph of these **Articles**.

2.10 When an **Act** or the **Articles** are referred to, the version which is current at any particular time will apply.

2.11 Where the **Articles** give any power or authority to anybody, this power or authority can be used on any number of occasions, unless the way in which the word is used does not allow this meaning.

2.12 Any word or phrase which is defined in the **Companies Acts** (excluding any modification to them by a further **Act** which is not in force when these **Articles** are adopted) means the same in the **Articles**, unless the **Articles** define it differently, or the way in which the word or phrase is used is inconsistent with the definition given in the **Companies Acts**.

2.13 Where the **Articles** say that anything can be done by passing an *ordinary resolution*, this can also be done by passing a *special resolution*.

2.14 Where the **Articles** refer to any document being **made effective** this means being signed, sealed, authenticated or *executed* in some other legally valid way.

2.15 Where the **Articles** refer to **months** or **years**, these are calendar months or years.

2.16 **Articles** which apply to *fully-paid* ***shares*** can also apply to *stock*. References in those **Articles** to **share** or **shareholder** include *stock* or *stockholder*.

2.17 Where the **Articles** refer to **shares** in **certificated form**, this means that ownership of the **shares** can be transferred using a transfer document (rather than in accordance with the **CREST Regulations**) and that a share certificate is usually issued to the owner.

2.18 Where the **Articles** refer to **shares** in **uncertificated form**, this means that ownership of the **shares** can be transferred in accordance with the **CREST Regulations** without using a written transfer document and that no share certificate is issued to the owner.

2.19 Where the **Articles** refer to **a period of clear days**, the period does not include the date the notice is delivered, or treated as being delivered, nor the date of the General Meeting or other relevant event.

2.20 The expressions "**hard copy form**", "**electronic form**" and "**electronic means**" shall have the same respective meanings as in the **Company Communications Provisions**.

2.21 The term **address** when used in relation to communications via **electronic means** or by means of a website includes any number or address used for the purposes of such communication.

2.22 Where the **Articles** refer to anything that should be **in writing**, this means it should be written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another.

2.23 References to a person being present at a **General Meeting** include a person present by **company representative**.

SHAREHOLDERS' LIABILITIES

3 Each **shareholder's** liability (as a **shareholder**) is limited to the amount (if any) that is unpaid on the **shares** which that **shareholder** holds.

FIXED RATE SHARES

4 Right of Fixed Rate Shares to profits

4.1 If the **Company** has profits which are available for distribution and the directors resolve that these should be distributed, the holders of the **Fixed Rate Shares** are entitled, before the holders of any other class of **shares**, to be paid in respect of each financial year or other accounting period of the **Company** a fixed *cumulative* preferential dividend ("**preferential dividend**") at the rate of 7 per cent. per annum on the *nominal value* of the **Fixed Rate Shares** which is **paid-up** or treated as **paid-up**.

4.2 *Subject to* Article 4.3 below, the **preferential dividend** will be paid yearly, on 31 March in respect of each financial year ending on or before that date. If this date is not a **working day**, the payment will be made on the next **working day**.

4.3 When the **Company** has to calculate a dividend on the **Fixed Rate Shares** for a period other than a calendar year ending on 31 March (being another accounting period, the first dividend period arising for the **Fixed Rate Shares** or otherwise), the daily dividend rate will be worked out by dividing the yearly dividend rate by 365 days. This daily rate will then be multiplied by the actual number of days which have passed in the relevant period, but not including the date of payment, to give the amount payable for that period.

4.4 Except as provided in this Article, the **Fixed Rate Shares** do not have any other right to share in the **Company's** profits.

5 Right of Fixed Rate Shares to capital

5.1 If the **Company** is *wound up* (but in no other circumstances involving a repayment of capital or distribution of *assets* to **shareholders** whether by reduction of capital, *redeeming* or buying back **shares** or otherwise), the holders of the **Fixed Rate Shares** will be entitled, before the holders of any other class of **shares** to:

- repayment of the amount **paid-up** or treated as **paid-up** on the *nominal value* of each **Fixed Rate Share**;
- the amount of any dividend which is due for payment on, or after, the date the *winding up* commenced which is payable for a period ending on or before that date. This applies even if the dividend has not been *declared* or earned;
- any *dividend arrears* on any **Fixed Rate Shares** held by them. This applies even if the dividend has not been *declared* or earned; and
- a proportion of any dividend in respect of the financial year or other accounting period which began before the *winding up* commenced but ends after that date. The proportion will be the amount of the dividend that would otherwise have been payable for the period which ends on that date. This applies even if the dividend has not been *declared* or earned.

5.2 If there is a *winding up* to which Article 5.1 applies, and there is not enough to pay the amounts due on the **Fixed Rate Shares**, the holders of the **Fixed Rate Shares** will share what is available in proportion to the amounts to which they would otherwise be entitled. The holders of the **Fixed Rate Shares** will be given preference over the holders of other classes of **shares** which *rank* behind them in sharing in the **Company's** *assets*.

5.3 Except as provided in this Article 5, the **Fixed Rate Shares** do not have any other right to share in the **Company's** surplus *assets*.

6 Voting rights of Fixed Rate Shares

6.1 The holders of the **Fixed Rate Shares** are only entitled to receive notice of **General Meetings**, or to attend, speak and vote at **General Meetings**, as set out below.

- If a resolution is to be proposed at the **General Meeting** to *wind up* the **Company**, they are entitled to receive notice of the **General Meeting** and can attend, but are not entitled to speak or vote.
- If a resolution is to be proposed at the **General Meeting** which would vary or *abrogate* the **rights** attached to the **Fixed Rate Shares**, they are entitled to receive notice of the **General Meeting** and are entitled to attend, speak and vote but only in respect of such resolution or any motion to *adjourn* the **General Meeting** before such resolution is voted on.

6.2 If the holders of the **Fixed Rate Shares** are entitled to vote at a **General Meeting**, each holder of a **Fixed Rate Share** present in person or by *proxy* has one vote on a *show of hands* and on a *poll* every holder of a **Fixed Rate Share** who is present in person or by *proxy* shall have one vote in respect of each *fully-paid* **Fixed Rate Share**.

7 Varying the rights of Fixed Rate Shares

The **rights** of the holders of the **Fixed Rate Shares** will be regarded as being varied or *abrogated* if any resolution is passed for the reduction of the amount of capital **paid-up** on the **Fixed Rate Shares** but not for the repayment of the **Fixed Rate Shares** at *par value*.

Accordingly, this can only take place if:

- holders of at least three quarters in *nominal value* of the **Fixed Rate Shares** agree in writing; or
- a *special resolution* is passed at a separate **class meeting** by the holders of the **Fixed Rate Shares** approving the proposal,

in accordance with Article 35.

SHARES

8 Fractions of shares

8.1 If any **shares** are *consolidated* or divided, the directors have the power to deal with any fractions of **shares** which result or any other difficulty that arises. *Subject to* Article 8.3, if the directors decide to sell any **shares** representing fractions, they must do so for the best price reasonably obtainable and distribute the net proceeds of sale among **shareholders** in proportion to their fractional entitlements in accordance with their **rights** and interests. The directors can sell to any person (including the **Company**, if the **Companies Acts** allow this) and can authorise any person to transfer those **shares** to the buyer or in accordance with the buyer's instructions. The buyer does not need to take any steps to see how any money they paid is used. Nor will the buyer's ownership of the **shares** be affected if the sale was irregular or invalid in any way.

8.2 So far as the **Companies Acts** allow, when **shares** are *consolidated* or divided, the directors can treat a **shareholder's shares** which are held in **certificated form** and in **uncertificated form** as separate shareholdings. The directors can also arrange for any **shares** which result from a *consolidation* or division and which represent rights to fractions of **shares** to be entered in the **Register** as **shares** in **certificated form** where this makes it easier to sell them.

8.3 Where any **shareholder's** entitlement to a portion of the proceeds of sale amounts to less than £3, that **shareholder's** portion may at the directors' discretion be distributed to an organisation which is a charity for the purposes of the laws of England and Wales.

9 The power to reduce capital

The **Company's shareholders** can pass a *special resolution* to reduce in any way:

- the **Company's** share capital; or
- any *capital redemption reserve, share premium account* or other undistributable *reserve*.

This is *subject to* any restrictions under the **Companies Acts**.

10 The special rights of new shares

10.1 If the **Company** *issues* new **shares**, the new **shares** can have any **rights** or restrictions attached to them. The **rights** can take priority over the **rights** of existing **shares**, or existing **shares** can take priority over them, or the new **shares** and the existing **shares** can *rank* equally. These **rights** and restrictions can apply to sharing in the **Company's** profits or *assets*. Other **rights** and restrictions can also apply, for example to the right to vote.

10.2 The powers conferred by Article 10.1 are *subject to* the provisions of Article 10.5.

10.3 The **rights** and restrictions referred to in Article 10.1 can be decided by an *ordinary resolution* passed by the **shareholders**. The directors can also take these decisions if they do not conflict with any resolution passed by the **shareholders**.

10.4 The **rights** of any new **shares** can include **rights** for the holder and/or the **Company** to have them *redeemed*. The directors may determine the **terms**, conditions and manner of *redemption* of any such shares.

10.5 The ability to attach particular **rights** and restrictions to new **shares** may be restricted by *special rights* previously given to holders of any existing **shares**.

11 The directors' power to deal with shares

11.1 Subject to the provisions of the **Companies Acts**, these **Articles** and any resolution of the **Company**, the directors may allot shares in the **Company** and grant rights to subscribe for shares, or to convert any security into shares, to such persons, at such times and on such terms, including as to the ability of such persons to assign their rights to be issued such shares, as they think proper. Such terms and conditions shall apply to the relevant shares as if the same were set out in these **Articles**.

11.2 The directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 551 of the **Companies Act 2006** to exercise for each **Allotment Period** all the powers of the **Company** to (i) allot shares; (ii) grant rights to subscribe for shares; and (iii) convert any security into shares, but only up to an aggregate nominal amount equal to the **Section 551 Amount**. By such authority the directors may, during the **Allotment Period**, make offers or agreements which would or might require shares to be allotted, or rights to be granted, after the expiry of such period.

11.3 During each **Allotment Period** the directors shall be empowered to allot **equity securities** wholly for cash pursuant to and within the terms of the authority in Article 11.2 and to sell *treasury shares* wholly for cash:

- in connection with a **pre-emptive offer**; and
- otherwise than in connection with a **pre-emptive offer**, up to an aggregate nominal amount equal to the **Section 561 Amount**,

as if Section 561(1) of the **Companies Act 2006** did not apply to any such allotment or sale. Under such power the directors may, during the **Allotment Period**, make offers or agreements which would or might require **equity securities** to be allotted after the expiry of such period.

11.4 For the purposes of this Article:

- "**Allotment Period**" means (i) the period from the date of adoption of these Articles until 30 September 2011 or, if sooner, the end of the next Annual **General Meeting**, or (ii) any period specified as such by the **Relevant Ordinary Resolution**;
- "**Section 551 Amount**" means US$1 for the first **Allotment Period** and for any other **Allotment Period** means the amount specified as such by the **Relevant Ordinary Resolution**;
- "**equity securities**", "**ordinary shares**" and references to the allotment of equity securities shall have the same meanings as in Section 560 of the **Companies Act 2006**;
- "**Section 561 Amount**" means US$1 for the first **Allotment Period** and for any other **Allotment Period** means the amount specified as such in the **Relevant Special Resolution**;
- "**pre-emptive offer**" means an offer of **equity securities** open for acceptance for a period fixed by the directors to (a) holders (other than the **Company**) on the register on a record date fixed by the directors of **ordinary shares** in proportion to their respective holdings and (b) other persons so entitled by virtue of the rights attaching to any other equity securities held by them, but subject in both cases to such exclusions or other arrangements as the directors may deem necessary or expedient in relation to treasury shares, fractional entitlements, record dates or legal, regulatory or practical problems in, or under the laws of, any territory;
- "**Relevant Ordinary Resolution**" means, at any time, the most recently passed resolution varying, renewing or further renewing the authority conferred by Article 11.2;
- "**Relevant Special Resolution**" means, at any time, the most recently passed special resolution renewing or further renewing the authority conferred by Article 11.3;
- in the case of rights to subscribe for shares, or to convert any *securities* into shares, of the **Company**, the *nominal value* of such *securities* shall be taken to be the *nominal value* of the shares which may be allotted pursuant to such rights.

12 Power to pay commission and brokerage

12.1 The **Company** can use all the powers given by the **Companies Acts** to pay commission or *brokerage* to any person who:

- applies, or agrees to apply, for any new **shares**; or
- gets anybody else to apply, or agree to apply for, any new **shares**.

12.2 The rate per cent or amount of the commission paid, or agreed to be paid, must be disclosed as required by the **Companies Acts** and must not exceed 10 per cent of the price at which the **shares** in respect of which the commission is paid are *issued* (or an equivalent amount). The commission can be paid in cash or by the *allotment* of *fully-paid* **shares**, or any combination of the two, or in any other way allowed by the **Companies Acts**.

13 No trusts or similar interests recognised

13.1 The **Company** will only be affected by, or recognise, a current and absolute right to whole **shares**. The fact that any **share**, or any part of a **share**, may not be owned outright by the registered owner is not of any concern to the **Company**, for example if a **share** is held on any kind of *trust*.

13.2 The only exception to what is said in **Article** 13.1 is for any right:

- which is expressly given by these **Articles**; or
- which the **Company** has a legal duty to recognise.

SHARES IN UNCERTIFICATED FORM

14 Holding shares in uncertificated form and effect of the CREST Regulations

14.1 *Subject* to the **Articles** and so far as the **Companies Acts** allow this, the directors can decide that any class of **shares** can:

- be held in **uncertificated form** and that title to such **shares** can be transferred using a ***relevant system***; or
- no longer be held and transferred in **uncertificated form**.

14.2 These **Articles** do not apply to **shares** of any class which are held in **uncertificated form** to the extent that the **Articles** are inconsistent with the:

- holding of **shares** of that class in **uncertificated form**;
- transfer of title to **shares** of that class by means of a ***relevant system***; or
- **CREST Regulations**.

14.3 The directors can also lay down regulations which:

- govern the *issue*, holding and transfer, and where appropriate, the mechanics of conversion and *redemption*, of these **shares** and *securities*;

- govern the conversion of certificated shares into uncertificated shares and the conversion of uncertificated shares into certificated shares;
- govern the mechanics for payments involving a ***relevant system***; and
- make any other provisions which they consider are necessary to ensure that these **Articles** are consistent with the **CREST Regulations**, and with any rules or guidance of an **operator** of a ***relevant system***.

These regulations will, if they say so, apply instead of the other provisions in the **Articles** relating to certificates, and the transfer, conversion and *redemption* of **shares** and other *securities*, and any other provisions which are not consistent with the **CREST Regulations**. If the directors do make any regulations under this Article 14.3, Article 14.2 will still apply to the **Articles**, read with those regulations.

14.4 The **Company** may by notice to the holder of a **share** require that a **share**:

- if it is in **uncertificated form**, be converted into **certificated form**; and
- if it is in **certificated form**, be converted into **uncertificated form**,

to enable it to be dealt with in accordance with the **Articles**.

14.5 If:

- the **Articles** give the directors power to take action, or require other persons to take action, in order to sell, transfer or otherwise dispose of **shares**; and
- **shares** in **uncertificated form** are *subject to* that power, but the power is expressed in **terms** which assume the use of a certificate or other written instrument,

the directors may take such action as is necessary or expedient to achieve the same results when exercising that power in relation to **shares** in **uncertificated form**.

14.6 The directors may take such action as they consider appropriate to achieve the sale, transfer, disposal, *forfeiture, re-allotment* or surrender of a **share** in **uncertificated form** or otherwise to enforce a *lien* in respect of it. This may include converting such **share** to **certificated form**.

14.7 Unless the directors resolve otherwise, **shares** which a **shareholder** holds in **uncertificated form** must be treated as separate holdings from any **shares** which that **shareholder** holds in **certificated form**.

14.8 A class of **shares** must not be treated as two classes simply because some **shares** of that class are held in **certificated form** and others are held in **uncertificated form**.

SHARE CERTIFICATES

15 Certificates

15.1 When a **shareholder** is first registered as the holder of any class of **shares** in **certificated form**, they are entitled to receive, free of charge, one certificate for all the **shares** in **certificated form** of that class which they hold. If a **shareholder** holds **shares**

of more than one class in **certificated form**, they are entitled to receive a separate share certificate for each class.

15.2 The **Company** must also observe any requirements of the **CREST Regulations** when issuing share certificates. Where the **Companies Acts** allow, the **Company** does not need to issue share certificates.

15.3 If a **shareholder** receives more **shares** in **certificated form** of any class they are entitled, without charge, to another certificate for the additional **shares**.

15.4 If a **shareholder** transfers part of their **shares** covered by a certificate, they are entitled, free of charge, to a new certificate for the balance if the balance is also held in **certificated form**. The old certificate will be cancelled.

15.5 The **Company** does not have to issue more than one certificate for any **share** in **certificated form**, even if that **share** is held jointly.

15.6 When the **Company** delivers a certificate to one joint holder of **shares** in **certificated form**, this is treated as delivery to all of the joint **shareholders**.

15.7 If requested in writing to do so, the **Company** can deliver a certificate to a broker or *agent* who is acting for a person who is buying **shares** in **certificated form**, or to whom **shares** are being transferred in **certificated form**.

15.8 The directors can decide how share certificates are made effective. For example, they can be:

- signed by two directors or one director and the **Secretary**;
- signed by one director in the presence of a witness who attests to the signature;
- sealed with the **Common Seal** or the **Securities Seal** (or in the case of **shares** on a branch **Register**, an official seal for use in the relevant territory); or
- printed, in any way, with a copy of the signature of those directors and the **Secretary**. The copy can be made or produced mechanically, *electronically* or in any other way the directors approve so long as it complies with the **Companies Acts**.

15.9 A share certificate must state the number and class of **shares** to which it relates and the amount **paid-up** on those **shares**. It cannot be for **shares** of more than one class.

15.10 If all the *issued* **shares** of the **Company**, or a particular class of **shares**, are *fully-paid* and *rank* equally with each other for all purposes, none of those **shares** will (unless the directors pass a resolution to the contrary) have a distinguishing number as long as it remains *fully-paid* and *ranks* equally for all purposes with all the **shares** of the same class which are *issued* and *fully-paid*.

15.11 The time limit for the **Company** to prepare a share certificate for **shares** in **certificated form** is:

- two months after the *allotment* of a new **share**;
- five **working days** after a valid transfer of *fully-paid* ***shares*** is presented for registration; or
- two months after a valid transfer of *partly-paid* ***shares*** is presented for registration.

15.12 Article 15.11 only applies to the extent that the **terms** of *issue* of **shares** do not provide otherwise.

15.13 Share certificates will also be prepared and sent earlier where either the **London Stock Exchange** or the **Financial Conduct Authority** requires it.

16 Replacement share certificates

16.1 If a **shareholder** has four or more share certificates for **shares** of the same class which are in **certificated form**, the **shareholder** can ask the **Company** for these to be cancelled and replaced by a single new certificate. The **Company** must comply with this request and the directors can require the **shareholder** to pay the **Company's** reasonable administrative expenses for doing so.

16.2 A **shareholder** can ask the **Company** to cancel and replace a single share certificate with two or more certificates, for the same total number of **shares**. The **Company** must comply with this request and the directors can require the **shareholder** to pay the **Company's** reasonable administrative expenses for doing so.

16.3 A **shareholder** can ask the **Company** for a new certificate if the original is:

- damaged or defaced; or
- lost, stolen, or destroyed.

16.4 If a certificate has been damaged or defaced, the **Company** can require satisfactory evidence and for the certificate to be delivered to it before issuing a replacement. If a certificate is lost, stolen or destroyed, the **Company** can require satisfactory evidence, together with an *indemnity*, before issuing a replacement. In each case the directors can impose such other **terms** as they think fit.

16.5 The directors can require the **shareholder** to pay the **Company's** exceptional out-of-pocket expenses for issuing any share certificates under Article 16.3.

16.6 Any one joint **shareholder** can request replacement certificates under this Article 16.

CALLS ON SHARES

17 The directors can make calls on shares

The directors can *call* on **shareholders** to pay any money which has not yet been paid to the **Company** for their **shares**. This includes both the *nominal value* of the **shares** and any *premium* which may be payable. If the **terms** of *issue* of the **shares** allow this, the directors can:

- make *calls* as often, and whenever, they think fit;
- decide when and where the money is to be paid;
- decide that the money can be paid by instalments; or
- wholly or partly *revoke* or postpone any *call*.

A *call* is treated as having been made as soon as the directors pass a resolution authorising it.

18 The liability for calls

18.1 A **shareholder** who has received at least 14 days' notice giving details of the amount called, the time (or times) and place or address for payment must pay the *call* as required by the notice. Joint **shareholders** are *liable jointly and severally* to pay any money *called* for in respect of their **shares**.

18.2 A **shareholder** due to pay the amount *called* shall still have to pay the *call* even if, after the *call* was made, the **shareholder** transfers the **shares** to which the *call* related.

19 Interest and expenses on unpaid calls

If a *call* is made and the money due remains unpaid, the **shareholder** is liable to pay interest on the money and any expenses incurred by the **Company** because of that **shareholder's** failure to pay the *call* on time. The interest will run from the day the money is due until it has actually been paid. The yearly interest rate will be a reasonable rate fixed by the directors (or, where they do not fix a reasonable rate, 10 per cent). The directors can decide not to charge any or all of such expenses and interest.

20 Sums which are payable when a share is allotted are treated as a call

If the **terms** of a **share** require any money to be paid at the time the **share** is *allotted*, or at any fixed date (whether in relation to the *nominal value* of the **shares** or any *premium* which may apply), then the *liability* to pay the money will be treated in the same way as a *liability* for a valid *call* for money on **shares** which is due on the same date. If this money is not paid, everything in the **Articles** relating to non-payment of *calls* applies. This includes **Articles** which allow the **Company** to *forfeit* or sell **shares** and to claim interest.

21 Calls can be for different amounts

On an *issue* of **shares**, if the **terms** of such **shares** allow, the directors can decide that *allottees* or the subsequent holders of such **shares** can be *called* on to pay different amounts, or that they can be *called* on at different times.

22 Paying calls early

22.1 The directors can accept payment in advance of some or all of the money due from a **shareholder** before the **shareholder** is *called* on to pay the money. Any payment accepted in advance of a **shareholder** being *called* on shall, to the extent of such payment, extinguish the *liability* upon the **shares** in respect of which it is made. The **Company** can agree to pay interest on money paid in advance until it would otherwise be due to the **Company** at a rate (up to a maximum yearly interest rate of 10 per cent) agreed between the directors and the **shareholder**.

22.2 The money which is paid in advance in this way shall not be included in calculating the dividend payable on the **shares** in respect of which the money paid in advance has been paid.

FORFEITING SHARES

23 Notice following non-payment of a call

Articles 23 to 34 apply if a **shareholder** fails to pay the whole amount of a *call*, or an instalment of a *call*, by the date on which it is due. The directors can serve a notice on that **shareholder** any time after the date on which the *call* or the instalment is due, if the whole amount immediately due has not been paid.

24 Contents of the notice

A notice served under Article 23 must:

- demand payment of the amount immediately payable, plus any interest and expenses incurred by the **Company** by reason of such non-payment;
- give a date by when the total must be paid, but this must be at least 14 days after the notice is served on the **shareholder**;
- state where the payment(s) must be made; and
- state that if the full amount demanded is not paid by the time and at the place or address stated, the **Company** can *forfeit* the **shares** on which the *call* or instalment was due.

25 Forfeiture if the notice is not complied with

If a notice served under Article 23 is not complied with, the **shares** to which it relates can be *forfeited* at any time while any amount (including interest) is still outstanding. This is done by the directors passing a resolution stating that the **shares** have been *forfeited*.

26 Forfeiture will include unpaid dividends

All dividends which are due on (and other money payable in respect of) the *forfeited* **shares**, but not yet paid, will also be *forfeited*.

27 Surrender

The directors may accept a surrender of any **share** liable to be *forfeited* pursuant to Article 25.

28 Dealing with forfeited shares

28.1 The directors can sell, dispose of or *re-allot* any *forfeited* or surrendered **share** on any **terms** and in any way that they decide. The **Company** may keep the consideration received from doing this. The directors can, if necessary, authorise any person to transfer a *forfeited* or surrendered **share** to any other person and may cause such other person to be registered as the holder of the **share**.

28.2 The new **shareholder's** ownership of the **share** will not be affected if the steps taken to *forfeit* or surrender the **share**, or the sale or disposal of the **share**, were invalid or

irregular, or if anything that should have been done was not done, and the new **shareholder** is not obliged to enquire as to how the purchase money (if any) is used.

29 Cancelling forfeiture

29.1 After a **share** has been *forfeited* or surrendered, the directors can cancel the *forfeiture* or surrender. But they can only do this before the **share** has been sold, *re-allotted* or disposed of. This can be on any **terms** that they decide.

29.2 If a **share** has not been sold or disposed of after three years from the date of *forfeiture*, the directors must cancel the **share**.

30 The position of shareholders after forfeiture

30.1 A **shareholder** loses all rights in connection with *forfeited* or surrendered **shares** and ceases to be a **shareholder** in respect of those **shares**. If the **shares** are in **certificated form**, the **shareholder** must surrender any certificate for those **shares** to the **Company** for cancellation. A person is still liable to pay *calls* which have been made, but not paid, before the *forfeiture* of their **shares**. They must also pay interest on the unpaid amount (at the rate of interest which was payable on the unpaid amount before the *forfeiture*) until it is paid. If no interest was payable before the *forfeiture* on the unpaid amount, the directors can fix the rate of interest on the unpaid amount, but it must not be more than 10 per cent a year, until it is paid.

30.2 The **shareholder** continues to be liable for all claims and demands which the **Company** could have made relating to the *forfeited* **share**. The **shareholder** is not entitled to any credit for the value of the **share** when it was *forfeited* or for money received by the **Company** under Article 28, unless the directors decide to allow credit for all or any of that value. The directors may also decide to waive any payment due either completely or in part.

LIENS ON PARTLY-PAID SHARES

31 The Company's lien on shares

The **Company** has a *lien* on all *partly-paid* **shares**. This *lien* has priority over claims of others to the **shares** and extends to all dividends and other money payable on the **shares** or in respect of them. This *lien* is for any money owed to the **Company** for the **shares**. The directors can decide to give up any *lien* which has arisen or that any **share** for a specified period of time be entirely or partly exempt from this Article. They can also decide to suspend any *lien* which would otherwise apply to particular **shares**. Unless otherwise agreed, the registration of a transfer of any **share** over which the **Company** has a *lien* shall operate as a waiver of that *lien*.

32 Enforcing the lien by selling the shares

32.1 If the directors want to enforce the *lien* referred to in Article 31, they can sell some or all of the **shares** in any way they decide. The directors can authorise someone to transfer

the **shares** sold. But they cannot sell the **shares** until all of the following conditions are met:

- the money owed by the **shareholder** must be immediately payable;
- the directors must have given a notice in writing to the **shareholder**. This notice must specify the **shares** concerned and say how much is due. It must also demand that this money is paid, and say that the **shareholder's shares** can be sold by the **Company** if the money is not paid;
- the notice in writing must have been sent to or served on the **shareholder**, or on any person who is *automatically entitled to the* ***shares*** *by law*; and
- the money has not been paid by at least 14 days after the notice has been served.

32.2 The new **shareholder's** ownership of the **share** will not be affected if the sale or disposal of the **share** was invalid or irregular, or if anything that should have been done was not done and is not obliged to enquire as to how the purchase money (if any) is used.

33 Using the proceeds of the sale

If the directors sell any **shares** under Article 32, the net proceeds will first be used to pay off the amount which is then payable to the **Company**. The directors will pay any money left over to the former **shareholder**, or to any person who would otherwise be *automatically entitled to the* ***shares*** *by law* provided that the **Company's** *lien* will also apply to any money left over, to cover any money still due to the **Company** which is not yet payable: the **Company** has the same rights over this money as it had over the **shares** immediately before they were sold. If the **shares** are in **certificated form**, the **Company** need not pay over anything left under this Article until the certificate representing the **shares** sold has been delivered to the **Company** for cancellation.

34 Evidence of forfeiture or enforcement of lien

A director, or the **Secretary**, can make a *statutory declaration* declaring:

- that they are a director or the **Secretary** of the **Company**;
- that a **share** has been properly *forfeited* or surrendered or sold to satisfy a *lien* under the **Articles**; and
- when the **share** was *forfeited* or sold.

This will be conclusive evidence of these facts which cannot be disputed as against all persons claiming to be entitled to the **share**. Such declaration shall constitute a *good title* to the **share** *subject to* compliance with any other transfer formalities required by law.

CHANGING SHARE RIGHTS

35 Changing the special rights of shares

35.1 If the **Company's** share capital is split into different classes of **share**, and if the **Companies Acts** allow this and unless the **Articles** or **rights** attached to any class of **share** say otherwise, the *special rights* which are attached to any of these classes of

share can be varied or *abrogated* if this is approved by a *special resolution* in accordance with Articles 35 and 36. This must be passed at a separate meeting of the holders of the relevant class of **shares**. This is called a **class meeting**. Alternatively, the holders of at least three-quarters of the existing **shares** of the relevant class, excluding any **shares** held as *treasury shares*, (by *nominal value*) can give their consent in writing.

35.2 The *special rights* of a class of **shares** can be varied or *abrogated* while the **Company** is a going concern, or while the **Company** is being *wound up*, or if *winding up* is being considered.

35.3 All the **Articles** relating to **General Meetings** apply, with any necessary changes, to a **class meeting**, but with the following adjustments:

- At least two people who hold (or who act as *proxies* for) at least one third of the total *nominal value* of the existing **shares** of the class are a *quorum*. However, if this *quorum* is not present at an *adjourned* **class meeting**, one person who holds **shares** of the class, or their *proxy*, is a *quorum*, regardless of the number of **shares** they hold.
- Anybody who is personally present, or who is represented by a *proxy*, can demand a *poll*.
- On a *poll*, the holders of **shares** will have one vote for every **share** of the class which they hold.
- If a **class meeting** is *adjourned* for any reason including a lack of *quorum*, the *adjourned* meeting may be held less than 10 clear days after the original **class meeting** notwithstanding Article 55.1.

35.4 This Article also applies to the variation or *abrogation* of *special rights* of **shares** forming part of a class. Each part of the class which is being treated differently is viewed as a separate class in operating this Article.

36 More about the special rights of shares

The *special rights* of **shares** or of any class of **shares** are not regarded as varied or *abrogated* if:

- new **shares** are created, or *issued*, which *rank* equally with or behind those **shares** or that class of **shares** in sharing in profits or *assets* of the **Company**;
- the **Company** *redeems* or buys back its own **shares**.

But this does not apply if the **terms** of the **shares** or class of **shares** expressly provide otherwise.

TRANSFERRING SHARES

37 Share transfers

37.1 Unless the **Articles** provide otherwise, any **shareholder** can transfer some or all of their **shares** to another person.

37.2 Every transfer of **shares** in **certificated form** must be in writing, and either in the usual standard form, or in any other form approved by the directors.

37.3 Transfers of **uncertificated shares** are to be carried out using a ***relevant system*** and must comply with the **CREST Regulations**.

38 More about transfers of shares in certificated form

38.1 The transfer form for **shares** in **certificated form** must be delivered to the **Transfer Office** (or any other place the directors may decide). The directors may refuse to recognise a transfer unless the transfer form:

- has with it the share certificate for the **shares** to be transferred and any other evidence which the directors ask for to prove that the person wishing to make the transfer is entitled to do this;
- is properly stamped (for payment of stamp duty) where this is required;
- is being used to transfer only one class of **shares**; and
- is in favour of not more than four joint holders.

38.2 If the **share** being transferred is a *fully-paid-up* share, a share transfer form must be signed by the person making the transfer. If the transfer is being made by a **company**, the share transfer form does not need to be under that **company's** seal.

38.3 If the **share** being transferred is not a *fully-paid-up* share a share transfer form must also be signed by the person to whom the **share** is being transferred. If the transfer is being made to a **company**, the transfer form does not need to be under that **company's** seal.

38.4 The person making a transfer of **shares** will be treated as continuing to be the **shareholder** until the name of the person to whom a **share** is being transferred is put on the **Register** for that **share**.

38.5 No fee is payable to the **Company** for transferring **shares** or registering changes relating to the ownership of **shares**.

38.6 If a **share** transfer is registered, or if the directors have any grounds for suspecting fraud, the **Company** can keep the **share** transfer form. Otherwise, if the directors refuse to register a transfer, the **share** transfer form will be returned, when notice of refusal is given, to the person lodging it.

39 The Company can refuse to register certain transfers

39.1 The directors can refuse to register a transfer of any **shares**:

- in certificated form, if the relevant conditions in Article 38 are not satisfied; or
- where the **Board** is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under Section 793 of the **Companies Act 2006** (see Article 67.1).

39.2 If the directors decide not to register a transfer of a **share** in **certificated form**, they must notify in writing the person to whom such **share** was to be transferred and the person intending to transfer such **share**, of the decision not to register the transfer. Such notice

shall give reasons for the decision to refuse registration. This must be done no later than two months after the **Company** receives the transfer. The directors do not have to give any reasons for refusing to register a transfer of any **shares** in **uncertificated form**.

40 Overseas branch registers

If the **Company** transacts business in a country or territory referred to in Section 129 of the **Companies Act 2006**, it may arrange for a branch register of the **shareholders** resident in that country or territory to be kept there.

PERSONS AUTOMATICALLY ENTITLED TO SHARES BY LAW

41 When a shareholder dies

41.1 When a sole **shareholder** dies (or a **shareholder** who is the last survivor of joint **shareholders** dies), that **shareholder's** legal *personal representatives* will be the only people whom the **Company** will recognise as being entitled to that **shareholder's shares**.

41.2 If a **shareholder** who is a joint **shareholder** dies, the remaining joint **shareholder** or **shareholders** will be the only people who the **Company** will recognise as being entitled to their **shares**.

41.3 This Article does not discharge the estate of any sole or joint **shareholder** from any *liability*.

42 Registering personal representatives

A person who becomes *automatically entitled to a* ***share*** *by law* can either be registered as the **shareholder** or can select some other person to whom the **share** is to be transferred. The person who is *automatically entitled by law* must provide any evidence of their entitlement which is reasonably required by the directors.

43 A person who wants to be registered must give notice

If a person who is *automatically entitled to* ***shares*** *by law* wants to be registered as a **shareholder**, that person must deliver or send a notice to the **Company** saying that they have made this decision. They must sign this notice, or authenticate it in accordance with Article 141, and it must be in the form which the directors require. This notice will be treated as a transfer form and all of the provisions of these **Articles** about registering transfers of **shares** apply to it. The directors have the same power to refuse to register the *automatically entitled* person as they would have had in deciding whether to register a transfer by the person who was previously entitled to the **shares**.

44 Having another person registered

If a person who is *automatically entitled to a* ***share*** *by law* wants the **share** to be transferred to another person, they must do the following:

- for a **share** in **certificated form** sign a transfer form to the person they have selected; and
- for a **share** in **uncertificated form** transfer such **share** using a ***relevant system***.

The directors have the same power to refuse to register the person selected as they would have had in deciding whether to register a transfer by the person who was previously entitled to the **shares**.

45 The rights of people automatically entitled to shares by law

45.1 A person who is *automatically entitled to a **share** by law* is entitled to any dividends or other money relating to the **share**, upon supplying to the **Company** such evidence as the directors may reasonably require to show their title to the **share**, even though that person is not registered as the holder of that **share**. However, if the directors have served a notice on any such person requesting them to choose between registering themselves or transferring the **share**, and such person does not comply with the notice within 90 days, the directors can withhold the dividend and other money until the notice has been properly complied with. The directors can also withhold the dividend if the person who was previously entitled to the **share** could have had their dividend withheld.

45.2 Unless and until they are registered as a **shareholder** the person *automatically entitled to a **share** by law* is not entitled:

- to receive notices of **General Meetings**, or to attend or vote at these meetings; and
- (*subject to* Article 45.1) to any of the other rights and benefits of being a **shareholder**,

unless the directors decide to allow this.

45.3 A person entitled to a **share** who has elected for that **share** to be transferred to some other person pursuant to Article 44 shall cease to be entitled to any **rights** or advantages in relation to such **share** upon that other person being registered as the holder of that **share**.

46 Prior notices binding

If a notice is given to a **shareholder** in respect of a **share**, a person entitled to that **share** is bound by the notice if it was given to the **shareholder** before the name of the person entitled was entered into the Register.

SHAREHOLDERS WHO CANNOT BE TRACED

47 Shareholders who cannot be traced

47.1 The **Company** can sell any **shares** at the best price reasonably obtainable if:

- during the 12 years before the date of sending the notice referred to below, at least three dividends on the **shares** have been payable and none has been claimed;

- after this 12-year period, the **Company** has sent a notice to the registered address or last known address of the **shareholder** concerned, stating that the **Company** intends to sell the **shares**. Before sending such a notice to the **shareholder** concerned, the **Company** must have used such efforts as it considers reasonable to trace the **shareholder**, engaging, if considered appropriate by the **Company**, a professional asset reunification company or other tracing agent; and
- during this 12-year period, and for three months after the date of sending the notice referred to above, the **Company** has not heard from the **shareholder** or any person who is *automatically entitled to the **shares** by law.*

47.2 The Company can also sell at the best price reasonably obtainable any additional **shares** in the **Company** issued during the 12-year period referred to above in right of any **share** to which Article 47.1 applies (or in right of any share so issued), if the second and third criteria in Article 47.1 are satisfied in relation to the additional **shares** (but as if the words "after this 12-year period," were omitted from the second criterion and the words "during this 12-year period, and" were omitted from the third criterion) and no dividend has been cashed on these **shares**.

47.3 To sell any **shares** in this way, the **Company** can authorise any person to transfer the **shares**. This transfer will be just as effective as if it had been made by the registered holder of the **shares**, or by a person who is *automatically entitled to the **shares** by law*. The ownership of the person to whom the **shares** are transferred will not be affected even if the sale is irregular or invalid in any way.

47.4 The net sale proceeds belong to the **Company** and the **Company** will not be liable in respect to the person who would have been entitled to the **shares** by law for the proceeds of sale.

47.5 The **Company** can use the money for its business, or it can invest the money in any way that the directors decide. However, the money cannot be invested in the **Company's shares**, or in the **shares** of any *holding company* of the **Company**.

47.6 In the case of **uncertificated shares**, this Article is *subject to* any restrictions which apply under the **CREST Regulations**.

GENERAL MEETINGS

48 The Annual General Meeting

Except as provided in the **Companies Acts**, the **Company** must hold an Annual **General Meeting** once in each period of six months beginning with the day following the **Company's** accounting reference date, in addition to any other **General Meetings** which are held in the year. The notice calling the Annual **General Meeting** must say that the meeting is the Annual **General Meeting**. The Annual **General Meeting** must be held in accordance with the **Companies Acts**. The directors must decide when and where to hold the Annual **General Meeting**.

49 Calling a General Meeting

The directors can decide to call a **General Meeting** at any time in accordance with the **Companies Acts**. **General Meetings** must also be called promptly in response to a *requisition* by **shareholders** under the **Companies Acts**. If a **General Meeting** is not called in response to such a request by **shareholders**, it can be called by the **shareholders** who requested the **General Meeting** in accordance with the **Companies Acts**. Any **General Meeting** *requisitioned* in this way by **shareholders** shall be called in the same manner as nearly as possible to that in which **General Meetings** are called by the directors. The directors must decide when and where to hold a **General Meeting**.

50 Notice of General Meetings

50.1 Notices of **General Meetings** shall include all information required to be included by the **Companies Acts**.

50.2 Notices of **General Meetings** must be given to the **shareholders**, except in cases where the **Articles** or the **rights** attached to the **shares** state that the holders are not entitled to receive them from the **Company**. Notice must also be given to the **Company's** auditors. The day when the notice is served (see Article 137), or is treated as served, and the day of the **General Meeting** do not count towards the period of notice. In relation to any class of **shares** some of which are in **uncertificated form** the **Company** can decide that only people who are entered on the **Register** at the close of business on a particular day are entitled to receive such a notice. That day shall be a day chosen by the **Company** and falling not more than 21 days before the notice is sent.

50.3 For the purposes of determining which persons are entitled to attend a meeting, the **Company** may specify in the notice of the meeting a time by which a person must be entered on the **Register** in order to have the right to attend the meeting. For the purposes of determining which persons are entitled to vote at a meeting, and how many votes such persons may cast, the **Company** must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the **Register** in order to have the right to vote at the meeting. The directors may at their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a **working day** (within the meaning of Section 1173 of the **Companies Act 2006**).

PROCEEDINGS AT GENERAL MEETINGS

51 The chair of a General Meeting

51.1 The Chair of the directors will be the chair at every **General Meeting**, if they are present and willing to take the chair.

51.2 If the **Company** does not have a Chair, or if the Chair is not present and willing to chair the **General Meeting**, a Deputy Chair will chair the meeting if they are present and willing to take the chair.

51.3 Where there is more than one Deputy Chair at a **General Meeting** and there is more than one present, and the Chair is not there, the Deputy Chair to take the chair will be the longest serving Deputy Chair present.

51.4 If the **Company** does not have a Chair or a Deputy Chair, or if neither the Chair nor any Deputy Chair are present and willing to chair the **General Meeting**, after waiting ten minutes from the time that a meeting is due to start, the directors who are present will choose one of themselves to act as chair. If there is only one director present, that director will be chair if they are willing.

51.5 If there is no director present and willing to be chair, then a **shareholder** may be elected to be the chair by a resolution of the **Company** passed at the **General Meeting**. A *proxy*, who is not also a director or **shareholder**, cannot be appointed as the chair.

51.6 To avoid any doubt, nothing in these **Articles** restricts or excludes any of the powers or rights of a chair of a meeting which are given by the general law.

52 Security, health and other arrangements at General Meetings

52.1 The directors can put in place any arrangements or restrictions they think necessary to ensure the safety, health and security of people attending a **General Meeting** and the orderly conduct of the **General Meeting**, including requiring those attending to submit to searches.

52.2 If the directors in their discretion consider that it is impracticable or undesirable to hold a **General Meeting** on the date or at the time or place (or places in the case of a **satellite meeting**) stated in the notice calling the meeting or by means of the **electronic facilities** available for that meeting or if otherwise the directors in their discretion consider it appropriate to change other arrangements in relation to a **General Meeting**, they can move or postpone the meeting or change, cancel or introduce any **electronic facility** or make other changes in respect of the meeting (or do any of these things). Notice of the date, time and place (or places in the case of a **satellite meeting**) of, or other changes in respect of, the rearranged meeting will be given as the directors in their discretion decide. Notice of the business of the meeting does not need to be given again. If a meeting is rearranged in this way, ***proxy forms*** are valid if they are received as required by these **Articles** not less than 48 hours before the time of the rearranged meeting. The directors can also move, postpone, or make other changes in respect of, the rearranged meeting under this article (or do any of these things).

52.3 Either the chair of a **General Meeting**, or the **Secretary**, can take any action they consider necessary (including *adjourning* the **General Meeting**) for:

- the safety and health of people attending a **General Meeting** (for example, if there is not enough room for the **shareholders** and *proxies* who want to attend the **General Meeting**); or
- the adequacy of the facilities or security at the place of the **General Meeting** or the **electronic facility** provided for the **General Meeting** to allow the meeting to be conducted as intended; or
- proper and orderly conduct at a **General Meeting** (for example, where the behaviour of someone present could prevent the business of the **General Meeting** being carried out in an orderly way); or
- any other reason to make sure that the business of the **General Meeting** can be properly carried out.

Where the chair of a **General Meeting** or the **Secretary** decides to *adjourn* a **General Meeting** in this way, they can *adjourn* the **General Meeting** to a time, date and place they decide (or indefinitely). They do not need the agreement of those present at the **General Meeting** to do this.

52.4 The directors may refuse physical or electronic entry to, or remove (physically or *electronically*) from, a **General Meeting** any **shareholder**, *proxy* or other person who fails to comply with such arrangements or restrictions.

52.5 If anyone has gained entry to a **General Meeting** and refuses to comply with any security arrangements or restrictions, or disrupts the proper and orderly conduct of the **General Meeting**, the chair can at any time, without the consent of the **General Meeting**, order this person to leave or be removed from the **General Meeting**.

52.6 The chair of a **General Meeting** can invite any person to attend and speak at the **General Meeting** who they consider has the knowledge or experience of the business of the **Company** to assist in the deliberations of the meeting.

52.7 Where a **General Meeting** is held partly by means of an **electronic facility**, the directors or the **Secretary** may make any arrangement and impose any requirement or restriction that is necessary to ensure the identification of those taking part by this means and the security of the **electronic facility**.

52.8 The chair's decision on points of order, matters of procedure or matters arising incidentally out of the business of a **General Meeting** will be final, as will the chair's decision, acting in good faith, on whether a point or matter is of this nature.

53 Overflow meeting rooms

The directors can arrange for any people who they consider cannot be seated in the main meeting room, where the chair will be, to attend and take part in a **General Meeting** in an overflow room or rooms. Any overflow room must have a live video and two way sound link with the main room for the **General Meeting**, where the chair will be. The video and sound link must enable those in all the rooms to see and hear what is going on in the other rooms. The notice of the **General Meeting** does not have to give details of any arrangements under this Article. The directors can decide on how to divide people between the main room and any overflow room. If any overflow room is used, the **General Meeting** will be treated as being held, and taking place, in the main room.

54 The quorum needed for General Meetings

Before a **General Meeting** starts to conduct business, there must be a *quorum* present. If there is not, the meeting cannot carry out any business other than appointing a chair. Unless other Articles say otherwise, a *quorum* for all purposes is two people who are entitled to vote. They can be personally present or *proxies* for **shareholders** or duly authorised **company representatives** or a combination of **shareholders**, duly authorised **company representatives** and *proxies*.

55 The procedure if there is no quorum

55.1 This Article 55 applies if a *quorum* is not present either within 30 minutes of the time fixed for a **General Meeting** to start or within any longer period (being no longer than an hour from the time fixed for the **General Meeting** to start) on which the chair may decide and if during the meeting a *quorum* ceases to be present. If the **General Meeting** was called by **shareholders** it is cancelled. Any other **General Meeting** is *adjourned* to another day, time and place stated in the notice of **General Meeting** or (if not so specified) as the directors may decide, provided that the *adjourned* meeting shall be held not less than 10 clear days after the original **General Meeting**.

55.2 If a *quorum* is not present within 15 minutes of the time fixed for the start of the *adjourned* meeting, the *adjourned* **General Meeting** shall be cancelled.

56 Adjourning meetings

56.1 *Subject to* Article 52, the chair of a **General Meeting** can *adjourn* a meeting which has a *quorum* present, if this is agreed by those present at the **General Meeting**. This can be to a time, date and place proposed by the chair or may be an indefinite *adjournment*. The chair must *adjourn* the **General Meeting** if the **General Meeting** directs them to. In these circumstances the **General Meeting** will decide how long the *adjournment* will be, and where it will *adjourn* to. If a **General Meeting** is *adjourned* indefinitely, the directors will fix the time, date and place of the *adjourned* **General Meeting**.

56.2 **General Meetings** can be *adjourned* more than once. But if a **General Meeting** is *adjourned* for more than 30 days or indefinitely, at least seven days' notice must be given of the *adjourned* **General Meeting** in the same way as was required for the original **General Meeting**. If a **General Meeting** is *adjourned* for less than 30 days, there is no need to give notice of the *adjourned* **General Meeting**, or about the business to be considered there.

56.3 An *adjourned* **General Meeting** can only deal with business that could have been dealt with at the original **General Meeting** before it was *adjourned*.

57 Amending resolutions

57.1 A *special resolution* to be proposed at a **General Meeting** may be amended by *ordinary resolution* provided that no amendment may be made other than a mere clerical amendment to correct an obvious error.

57.2 An *ordinary resolution* to be proposed at a **General Meeting** may be amended by *ordinary resolution* provided that:

- notice of the proposed amendment has been:
  - lodged in writing at the **Registered Office**; or
  - received *electronically* at the address specified for receiving notices in **electronic form**,

  at least two clear business days before the time appointed for holding the **General Meeting** or *adjourned* **General Meeting** at which the resolution is to be proposed;

- such notice has been given by a person entitled to vote at the **General Meeting** in question; and
- the chair of the **General Meeting** decides in good faith that the amendment is within the scope of the business of the meeting as described and does not impose further obligations on the **Company**.

57.3 If the chair of a **General Meeting**, acting in good faith, rules an amendment to a resolution out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

58 Electronic facilities and satellite meeting places

58.1 The directors may decide to let **shareholders** attend and participate in a **General Meeting** by simultaneous attendance and participation by means of an **electronic facility**.

58.2 To assist with the organisation and administration of any **General Meeting**, the directors may also decide to let shareholders attend and participate in a **General Meeting** by simultaneous attendance and participation at more than one location.

58.3 For the purposes of these **Articles**, two or more **shareholders** who may not be in the same place as each other attend and participate in a **General Meeting** if they are able to *exercise* their rights to speak and vote at that meeting. A **shareholder** is able to *exercise* the right to speak at a **General Meeting** if that **shareholder** can communicate to all those attending the meeting while the meeting is taking place. A **shareholder** is able to *exercise* the right to vote at a general meeting if that **shareholder** can vote on resolutions put to the meeting (or, in relation to a *poll*, can vote within the required time frame) and that vote can be taken into account in deciding whether or not such resolutions are passed at the same time as the votes of others attending the meeting.

58.4 For the purposes of these **Articles**, any **General Meeting** taking place at two or more locations will be treated as taking place where the chair of the **General Meeting** is in attendance (to be known as the **principal meeting place**) and any other location where that meeting takes place is referred to in these **Articles** as a **satellite meeting**.

58.5 A **shareholder** present in person or by *proxy* at a **satellite meeting** or by means of an **electronic facility** may be counted in the *quorum* and can *exercise* all rights that they would have been able to *exercise* if they were present at the **principal meeting place**.

58.6 For the purposes of these **Articles**, any **General Meeting** at which **shareholders** are attending and participating by means of an **electronic facility** will be treated as taking place where the chair of the **General Meeting** is in attendance.

58.7 When deciding whether a person is attending or participating in a meeting by means of an **electronic facility**, it is immaterial where that person is or how that person is able to communicate with others who are attending and participating.

58.8 Where **shareholders** can participate at a **General Meeting** by means of an **electronic facility**, any document required to be on display or available for inspection will be made available for the required period in **electronic form** to those persons entitled to inspect it and this will satisfy such requirement.

58.9 The directors can make and change such arrangements as they consider appropriate to:

- ensure that all **shareholders** and *proxies* for **shareholders** wanting to attend the meeting can do so;
- ensure that all persons attending the meeting are able to take part in the business of the meeting and to see and hear anyone else addressing the meeting;
- ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and
- restrict the numbers of **shareholders** and *proxies* at any one location to a number that can be safely and conveniently accommodated there.

58.10 Whether any **shareholder** or *proxy* is entitled to attend a **satellite meeting** or attend by **electronic facility** will depend on any arrangements then in force and stated in the *notice* of **General Meeting** or *adjourned* **General Meeting**.

58.11 All persons seeking to attend and participate in a **General Meeting** by way of **electronic facility** are responsible for having in place the necessary means to enable them to do so. Subject to the right of the chair of the **General Meeting** to *adjourn* a **General Meeting** under these **Articles**, any inability of a person to attend or participate in a **General Meeting** by means of **electronic facility**, or any interruption to a person being so able, shall not invalidate the proceedings of that meeting.

58.12 If the communication equipment fails or if any other arrangements fail for **shareholders** to take part in the meeting at more than one place, the chair may *adjourn* the meeting under Article 56. Such an *adjournment* will not affect the validity of such meeting, or any business conducted at such meeting up to the point it is *adjourned*, or any action taken following such a meeting.

58.13 A person (known as a **satellite chair**) may be appointed by the directors to preside at each **satellite meeting**. Every **satellite chair** appointed:

- will carry out all requests made by the chair of the **General Meeting**;
- can take whatever action they think necessary to maintain the proper and orderly conduct of the **satellite meeting**; and
- will have all powers necessary or desirable to carry out these duties.

58.14 Nothing in these **Articles** authorises or allows a **General Meeting** to be held exclusively on an electronic basis.

VOTING PROCEDURES

59 How votes are taken

59.1 All **Substantive Resolutions** and all resolutions put to the vote at a **General Meeting** held partly by means of an **electronic facility** will only be decided on a *poll*, which *poll* votes may be cast by such electronic or other means as the directors decide are appropriate. Any such *poll* will be treated as having been validly demanded at the time fixed for the holding of the meeting. Subject to the above, all **Procedural Resolutions** will be decided by a *show of hands*, unless a *poll* is demanded before the resolution is put to the vote on a *show of hands* or on the result of the *show of hands* being declared by the chair. A *poll* can be demanded by:

- the chair of the **General Meeting**;
- at least five **shareholders** at the **General Meeting** (including *proxies* of **shareholders** entitled to vote) who are entitled to vote;
- one or more **shareholders** at the **General Meeting** who are entitled to vote (including *proxies* of **shareholders** entitled to vote) and who have, between them, at least 10 per cent of the total votes of all **shareholders** who have the right to vote at the **General Meeting** (excluding the **rights** attaching to **shares** held as *treasury shares*); or
- one or more **shareholders** who have **shares** which allow them to vote at the **General Meeting** (including *proxies* of **shareholders** entitled to vote), where the total amount which has been **paid-up** on their **shares** is at least 10 per cent of the total sum **paid-up** on all **shares** which give the right to vote at the **General Meeting**.

59.2 A demand for a *poll* can be withdrawn if the chair agrees to this. If a *poll* is demanded, and this demand is then withdrawn, any declaration by the chair of the result of a vote on that resolution by a *show of hands*, which was made before the *poll* was demanded, will stand.

60 How a poll is taken

60.1 If a *poll* is demanded or held in the way allowed by the **Articles**, the chair of the **General Meeting** can decide where, when and how it will be carried out. The result is treated as the decision of the **General Meeting** where the *poll* was demanded, even if the *poll* is carried out after the **General Meeting**.

60.2 The chair can:

- decide that a ballot, voting papers, tickets, or electronic means, or any such combination, will be used;
- appoint one or more scrutineers (who need not be **shareholders**);
- decide to *adjourn* the **General Meeting** to such day, time and place as the chair decides for the result of the *poll* to be declared.

60.3 If a *poll* is called, a **shareholder** can vote either personally or by their *proxy*. If a **shareholder** votes on a *poll*, they do not have to use all of their votes or cast all their votes in the same way.

61 Where there cannot be a poll

Notwithstanding any other provision in these **Articles**, a *poll* is not allowed on a vote to elect a chair of a **General Meeting**, nor is a *poll* allowed on a vote to *adjourn* a **General Meeting**, unless the chair of the **General Meeting** demands a *poll*.

62 A General Meeting continues after a poll is demanded

A demand for a *poll* on a particular matter does not stop a **General Meeting** from continuing and dealing with matters other than the question on which the *poll* was demanded.

63 Timing of a poll

A *poll* on a resolution to *adjourn* the **General Meeting** must be taken immediately at the **General Meeting**. Any other *poll* can either be taken immediately at the **General Meeting** or within 30 days from the date it was demanded and at a time and place decided on by the chair. No notice is required for a *poll* which is not taken immediately if the time and place at which it is to be taken are announced at the **General Meeting** at which it is demanded. In any other case, at least seven clear days' notice must be given specifying the time and place at which the *poll* is to be taken.

64 The effect of a declaration by the chair

On a vote on a resolution at a **General Meeting** on a *show of hands*, a declaration by the chair that the resolution:

- has or has not been passed; or
- has or has not been passed with a particular majority,

is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. An entry in respect of such a declaration in minutes of the meeting recorded in accordance with the **Companies Acts** is also conclusive evidence of that fact without such proof. This Article does not have effect if a *poll* is demanded in respect of the resolution (and the demand is not subsequently withdrawn).

VOTING RIGHTS

65 The votes of shareholders

65.1 At a **General Meeting**:

(i) on a *show of hands* every **shareholder** (who is entitled to be present and to vote) who is present in person and, *subject to* Article 65.1(ii), every *proxy* present (who has been duly appointed) shall have one vote;

(ii) on a *show of hands*, a *proxy* has one vote for and one vote against the resolution if the *proxy* has been duly appointed by more than one **shareholder** entitled to vote on the resolution, and the *proxy* has been instructed:

- by one or more of those **shareholders** to vote for the resolution and by one or more other of those **shareholders** to vote against it; or
- by one or more of those **shareholders** to vote either for or against the resolution and by one or more other of those **shareholders** to use their discretion as to how to vote; and

(iii) on a *poll*, every **shareholder** (who is entitled to be present and to vote) who is present in person or by *proxy* (who has been duly appointed) shall have one vote for every **share** which they hold.

This is *subject to* Article 50.3 and any *special rights* or restrictions which are given to any class of **shares** by, or in accordance with, the **Articles**.

65.2 A *proxy* shall not be entitled to vote on a *show of hands* or on a *poll* where the **shareholder** appointing the *proxy* would not have been entitled to vote on the resolution had they been present in person.

66 Shareholders who owe money to the Company

Unless the **Articles** provide otherwise, the only people who are entitled to attend and/or vote at **General Meetings** or to *exercise* any other right conferred by being a **shareholder** in relation to **General Meetings**, are **shareholders** who have paid the **Company** all *calls*, and all other sums, relating to their **shares** which are due at the time of the **General Meeting**. This applies both to attending the **General Meeting** personally and to appointing a *proxy*.

67 Suspension of rights on non-disclosure of interest

67.1 This Article applies if any **shareholder**, or any person appearing to be interested in **shares** (within the meaning of Part 22 of the **Companies Act 2006**) held by that **shareholder**, has been properly served with a notice under Section 793 of the **Companies Act 2006**, requiring information about interests in **shares**, and has failed for a period of 14 days from the date of the notice to supply to the **Company** the information required by that notice. Then (*subject to* the provisions of the **Companies Acts** and this Article, and unless the directors otherwise decide) the **shareholder** is not (for so long as the failure continues) entitled to attend or vote either personally or by *proxy* at a **shareholders' meeting** or to *exercise* any other right in relation to a **shareholders' meeting** as holder of:

- the **shares** in relation to which the default occurred (called **default shares**);
- any further **shares** which are *issued* in respect of **default shares**; and
- any other **shares** held by the **shareholder** holding the **default shares**.

67.2 Any person who acquires **shares** *subject to* restrictions under Article 67.1 is *subject to* the same restrictions, unless:

- the transfer was an **approved transfer** (see Article 67.11); or
- the transfer was by a **shareholder** who was not itself in default in supplying the information required by the notice under Article 67.1 and a certificate in accordance with Article 67.3 is provided.

67.3 Where the **default shares** represent 0.25 per cent or more of the existing **shares** of a class, the directors can in their absolute discretion by notice in writing (a **direction notice**) to the **shareholder** direct that:

- any dividend or part of a dividend or other money which would otherwise be payable on the **default shares** shall be retained by the **Company** (without any

liability to pay interest when that dividend or money is finally paid to the **shareholder**);

- the **shareholder** will not be allowed to choose to receive **shares** in place of dividends in accordance with Article 131; and/or
- *subject to* Article 67.4, no transfer of any of the **shares** held by the **shareholder** will be registered unless:
  - either the transfer is an **approved transfer** (see Article 67.11);
  - or the **shareholder** is not itself in default as regards supplying the information required; and (in this case)
    - the transfer is of part only of their holding; and
    - when presented for registration, the transfer is accompanied by a certificate by the **shareholder**. This certificate must be in a form satisfactory to the directors and state that after due and careful enquiry the **shareholder** is satisfied that none of the **shares** included in the transfer are **default shares**.

67.4 Any **direction notice** can treat **shares** of a **shareholder** in **certificated** and **uncertificated form** as separate shareholdings and either apply only to **shares** in **certificated form** or to **shares** in **uncertificated form** or apply differently to **shares** in **certificated** and **uncertificated form**. In the case of **shares** in **uncertificated form** the directors can only use their discretion to prevent a transfer if this is allowed by the **CREST Regulations**.

67.5 The **Company** must send a copy of the **direction notice** to each other person who appears to be interested in the **shares** covered by the notice, but if it fails to do so, this does not invalidate the **direction notice**.

67.6 A **direction notice** has the effect which it states while the default resulting in the notice continues. It then ceases to apply when the directors decide (which they must do within one week of the default being cured). The **Company** must give the **shareholder** notice in writing of the directors' decision as soon as reasonably practicable.

67.7 A **direction notice** also ceases to apply to any **shares** which are transferred by a **shareholder** in a transfer permitted under Article 67.3 even where a **direction notice** restricts transfers.

67.8 Where a person who appears to be interested in **shares** has been served with a notice under Section 793 of the **Companies Act 2006** and the **shares** in which that person appears to be interested are held by an **Approved Depositary**, this **Article** shall be treated as applying only to the **shares** which are held by the **Approved Depositary** in which that person appears to be interested and not (so far as that person's apparent interest is concerned) to any other **shares** held by the **Approved Depositary**.

67.9 Where the **shareholder** on which a notice under Section 793 of the **Companies Act 2006** is served is an **Approved Depositary**, the obligations of the **Approved Depositary** as a **shareholder** will be limited to disclosing to the **Company** any information relating to any person who appears to be interested in the **shares** held by it which has been recorded by it in accordance with the arrangement under which it was appointed as an **Approved Depositary**.

67.10 For the purposes of this Article a person is treated as appearing to be interested in any **shares** if the **shareholder** holding those **shares** has been served with a notice under Section 793 of the **Companies Act 2006** and:

- the **shareholder** has named that person as being so interested; or
- (after taking into account the response of the **shareholder** to the notice and any other relevant information) the **Company** knows or reasonably believes that the person in question is or may be interested in the **shares**.

67.11 For the purposes of this Article a transfer of **shares** is an **approved transfer** if:

- it is a transfer of **shares** to an offeror under an acceptance of a **takeover offer**; or
- the directors are satisfied that the transfer is made in connection with a sale in good faith of the whole of the beneficial ownership of the **shares** to a person unconnected with the **shareholder** or with any person appearing to be interested in the **shares**. This includes such a sale made through a ***recognised investment exchange*** or any other stock exchange outside the **United Kingdom** on which the **Company's shares** are normally traded. For this purpose any associate (as that word is defined in Section 435 of the Insolvency Act 1986) is included amongst the people who are connected with the **shareholder** or any person appearing to be interested in the **shares**.

67.12 Where a person who has an interest in **American Depositary Shares** receives a notice under this Article 67, that person is considered for the purposes of this Article 67 to have an interest in the number of **shares** represented by those **American Depositary Shares** which is specified in the notice and not in the remainder of the **shares** held by the **ADR Depositary**.

67.13 Where the **ADR Depositary** receives a notice under this Article 67, the **ADR Depositary** shall only be required to supply information relating to any person who has an interest in the **shares** held by the **ADR Depositary** which has been recorded by the **ADR Depositary** under the arrangements made with the **Company** (including in the **Proxy Register** maintained under Article 148) when it was appointed as the **ADR Depositary**.

67.14 This Article does not restrict in any way the provisions of the **Companies Acts** which apply to failures to comply with notices under Section 793 of that **Companies Act 2006**.

68 The votes of joint holders

Where a **share** is held by joint **shareholders** any one joint **shareholder** can vote at any **General Meeting** (either personally or by *proxy*) in respect of such **share** as if they were the only **shareholder**. If more than one of the joint **shareholders** votes (either personally or by *proxy*), the only vote which will count is the vote of that one of them who is listed first on the **Register** for the **share**.

PROXIES

69 Appointment of proxies

69.1 Any **shareholder** may appoint a *proxy* or (*subject to* Article 69.3) *proxies* to *exercise* all or any of their rights to attend or speak and vote at a **General Meeting** of the **Company**. A *proxy* need not be a **shareholder**.

69.2 *Proxies* may also be appointed to act at **General Meetings** in the circumstances, and in the manner, provided for in Articles 147, 149, 150 and 153, and Articles 69 to 73 should be read *subject to* their terms.

69.3 A **shareholder** may appoint more than one *proxy* in relation to a **General Meeting** provided that each *proxy* is appointed to *exercise* the **rights** attached to a different **share** or **shares** held by them or (as the case may be) a different £10, or multiple of £10, of *stock* held by them.

69.4 If a **shareholder** appoints more than one *proxy* and the ***proxy forms*** appointing those *proxies* would give those *proxies* the apparent right to exercise votes on behalf of the **shareholder** in a **General Meeting** over more **shares** than are held by the **shareholder**, then each of those ***proxy forms*** will be invalid and none of the *proxies* so appointed will be entitled to attend, speak or vote at the relevant **General Meeting**.

70 Completing proxy forms

70.1 A ***proxy form***:

- must be in writing; and
- can be in any form which is commonly used, or in any other form which the directors approve.

70.2 A ***proxy form*** given by:

- an individual must be signed by the **shareholder** appointing the *proxy*, or by an *agent* who has been properly appointed in writing, or authenticated in accordance with Article 141; or
- a **company** must be sealed with the **company's** seal or signed by an officer or *agent* who is authorised to act on behalf of the **company**, or authenticated in accordance with Article 141.

Unless the contrary is shown, the directors are entitled to assume that where a ***proxy form*** purports to have been signed, or authenticated in accordance with Article 141, by an officer or *agent* on behalf of a **company** that such officer or *agent* was duly authorised by such **company** without requiring any further evidence. Signatures and authentications need not be witnessed.

70.3 The ***proxy form*** must make provision for three-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural.

70.4 The accidental omission to send a ***proxy form***, or make a ***proxy form*** available, to a **shareholder** entitled to it (or non-receipt by a **shareholder** of the ***proxy form***) will not

invalidate any resolution passed or proceedings at the **General Meeting** to which the ***proxy form*** relates.

71 Delivering proxy forms

71.1 The appointment of a *proxy* must be received in the manner set out in, or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the **Transfer Office**):

- in the case of a meeting or *adjourned* meeting, not less than 48 hours before the commencement of the meeting or *adjourned* meeting to which it relates;
- in the case of a *poll* taken following the conclusion of a meeting or *adjourned* meeting, but not more than 48 hours after the *poll* was demanded, not less than 48 hours before the commencement of the meeting or *adjourned* meeting at which the *poll* was demanded; and
- in the case of a *poll* taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the *poll*,

and in default shall not be treated as valid.

71.2 The directors may at their discretion resolve that, in calculating the periods mentioned in Article 71.1, no account shall be taken of any part of any day that is not a **working day** (within the meaning of Section 1173 of the **Companies Act 2006**).

71.3 Directors can decide to accept *proxies* delivered by **electronic means** or by means of a website, *subject to* any limitations, restrictions or conditions they decide to apply.

71.4 In relation to any **shares** in **uncertificated form**, the directors can permit a *proxy* to be appointed by **electronic means** in the form of an *uncertificated proxy instruction*. They can also permit any supplement to, or amendment or withdrawal of, any *uncertificated proxy instruction* by a further *uncertificated proxy instruction*. The directors can set out the method of determining when any *uncertificated proxy instruction* is to be treated as received by the **Company**. The directors can treat any *uncertificated proxy instruction* which appears or claims to be sent on behalf of the **shareholder** as sufficient evidence that the person sending the instruction is authorised to send it on behalf of that **shareholder**.

71.5 If a ***proxy form*** is signed, or authenticated in accordance with Article 141, by an *agent*, the *power of attorney* or other authority relied on to sign or authenticate it, or a copy which has been certified by a notary, or certified in some other way specified by the directors, must (if required by the **Company**) be delivered with the ***proxy form*** in accordance with the instructions for delivery of ***proxy forms*** which are set out in the notice of **General Meeting** or on the ***proxy form***, unless the *power of attorney* or other form of authority has already been registered with the **Company**.

71.6 If this Article 71 is not complied with, the *proxy* will not be able to act for the person who appointed them.

71.7 A ***proxy form*** delivered by an **Approved Depositary** except in respect of a person appointed in accordance with Articles 156 and 157 may be delivered to the appropriate place or address referred to in Article 71.1 by **electronic means** or in any other way the directors decide.

71.8 Where two or more ***proxy forms*** are delivered for use by the same **shares**, the one which has been delivered last will be treated as replacing and revoking the others which have been delivered.

71.9 If a ***proxy form*** which relates to several **General Meetings** has been properly delivered for one **General Meeting** or *adjourned* **General Meeting**, it does not need to be delivered again for any later **General Meeting** which the ***proxy form*** covers.

71.10 Unless the ***proxy form*** says otherwise, it will be valid at an *adjourned* **General Meeting** as well as for the original **General Meeting** to which it relates.

71.11 A **shareholder** can attend and vote at a **General Meeting** on a *show of hands* or on a *poll* even if they have appointed a *proxy* to attend and vote at that meeting. However, if the **shareholder** votes in person on a resolution, then as regards that resolution their appointment of a *proxy* will not be valid.

72 Cancellation of proxy's authority

72.1 Neither the death or insanity of a **shareholder** who has appointed a *proxy*, nor the revocation or termination by a **shareholder** of the appointment of a *proxy* (or of the authority under which the appointment was made), shall invalidate the *proxy* or the *exercise* of any of the rights of the *proxy* thereunder, unless notice of such death, insanity, revocation or termination shall have been received by the **Company** in accordance with Article 72.2.

72.2 Any such notice of death, insanity, revocation or termination must be received at the address or one of the addresses (if any) specified for receipt of *proxies* in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the *proxy* relates (or if no address is so specified, at the **Transfer Office**):

- in the case of a meeting or *adjourned* meeting, not less than one hour before the commencement of the meeting or *adjourned* meeting to which the *proxy* appointment relates;
- in the case of a *poll* taken following the conclusion of a meeting or *adjourned* meeting, but not more than 48 hours after it was demanded, not less than one hour before the commencement of the meeting or *adjourned* meeting at which the *poll* was demanded; or
- in the case of a *poll* taken more than 48 hours after it was demanded, not less than one hour before the time appointed for the taking of the *poll*.

73 Authority of proxies

A *proxy* shall have the right to *exercise* all or any of the **rights** of their appointor, or (where more than one *proxy* is appointed) all or any of the rights attached to the **shares** in respect of which they are appointed the *proxy* to attend, and to speak and vote, at a **General Meeting** of the **Company**.

74 Representatives of companies

Subject to the **Companies Acts**, a **company** which is a **shareholder** can authorise any person or persons to act as its representative or representatives at any **General Meeting** which it is entitled to attend. Such person or persons are each called a **company representative**. The directors of that **company** must pass a resolution to appoint a **company representative**. If the governing body of that **company** is not a board of directors, the resolution can be passed by its governing body.

75 Challenging votes

Any objection to the right of any person to vote or the way in which the votes have been counted must be made at the **General Meeting** (or *adjourned* **General Meeting**) at which the vote is cast. If a vote is not disallowed at the **General Meeting**, it is valid for all purposes. Any such objection must be raised with the chair of the **General Meeting** and will only change the decision of the **General Meeting** on any resolution if the chair of the **General Meeting** decides that the vote cast may have affected the decision of the **General Meeting**. The chair's decision on matters referred to them under this Article is final. The **Company** shall not be obliged to ascertain whether a *proxy* or representative of a corporation has voted in accordance with a **shareholder's** instructions and the failure of a *proxy* or representative to do so shall not vitiate the decision of the meeting or *adjourned* meeting or *poll* on any resolution.

DIRECTORS

76 The number of directors

There must be at least three directors (other than **alternate directors**), but the **shareholders** can vary the number of directors by passing an *ordinary resolution*.

77 Qualification to be a director

A director need not be a **shareholder**, but a director who is not a **shareholder** is entitled to attend and speak at **shareholders' meetings**.

78 Directors' fees and expenses

78.1 Each of the directors shall be paid a fee for their services. The directors can decide on the amount, timing and manner of payment of directors' fees, but the total of the fees paid to all of the directors (excluding amounts paid as special **pay** under Article 79, amounts paid as expenses under Article 80 and any payments under Article 81) must not exceed:

- £1.5 million a year; or
- any higher sum decided on by an *ordinary resolution* at a **General Meeting**.

This remuneration shall *accrue* from day to day.

78.2 Unless an *ordinary resolution* is passed which provides otherwise, the fees will be divided between some or all of the directors in the way that they decide. If they fail to decide, the fees will be shared equally by the directors, except that any director holding office as a

director for only part of the period covered by the fee is only entitled to a pro rata share covering that broken period.

79 Special pay

79.1 The directors can award special **pay** if any director performs extra or special services of any kind including:

- holding any executive post;
- acting as chair or deputy chair (whether or not this office is executive or non-executive);
- travelling or staying outside their main residence for any business or purposes of the **Company**; and
- serving on any committee of the directors.

79.2 Special **pay** can take the form of salary, commission or other benefits or expenses or more than one of such forms or can be paid in some other way. This is decided on by the directors and may be a fixed sum or percentage of profits or otherwise. Such special **pay** can be either in addition to or instead of any other fees, expenses and other benefits a director may be entitled to receive.

80 Directors' expenses

In addition to any fees and expenses paid under Articles 78 and 79, the **Company** will repay to a director all expenses properly incurred in:

- attending and returning from **shareholders' meetings**;
- attending and returning from directors' meetings;
- attending and returning from meetings of committees of the directors; or
- in or with a view to the performance of their duties.

81 Directors' pensions and other benefits

81.1 The directors may **pay** or provide:

- pensions;
- annual payments;
- gratuities; or
- other allowances or benefits

to any person who is, or who was, a director who had a salary or place of profit with the **Company** or with any **company** which is or has been a ***subsidiary*** of the **Company** or a predecessor in business of the **Company** or any such ***subsidiary***. The director can decide to extend these arrangements to any member of the director's family (including a spouse and a former spouse) or to any person who was or is dependent on them. The director can also decide to contribute (before as well as after they cease to receive a salary or occupy a

place of profit) to any scheme or fund or to pay *premiums* to a third party for these purposes.

81.2 No director or former director is accountable to the **Company** or its **shareholders** for a benefit of any kind given in accordance with this Article. The receipt of a benefit of any kind given in accordance with this Article does not prevent a person from being or becoming a director.

82 Appointing directors to various posts

82.1 The directors can appoint any director as chair, or a deputy chair, or to any executive position on which they decide. So far as the **Companies Acts** allow, they can decide on how long these appointments will be for, and on their terms. *Subject to* the terms of any contract with the **Company**, they can also vary or end these appointments.

82.2 A director will automatically stop being chair, deputy chair, managing director, deputy managing director, joint managing director or assistant managing director if they are no longer a director. Other executive appointments will only stop if the contract or resolution appointing the director to a post says so. If a director's appointment ends because of this Article, this does not prejudice any claim for breach of contract against the **Company** which may otherwise apply.

82.3 The directors can delegate to a director appointed to an executive post any of the powers which they jointly have as directors. These powers can be delegated on such terms and conditions as decided by the directors either in parallel with, or in place of, the powers of the directors acting as a board. The directors can change the basis on which these powers are given or withdraw them from the executive.

CHANGING DIRECTORS

83 Retiring directors

At each Annual **General Meeting** all directors (as at the date of the notice convening the Annual **General Meeting**) shall automatically retire.

84 Eligibility for re-election

A retiring director is eligible for re-election, unless the directors resolve otherwise not later than the date of the notice of such Annual **General Meeting**.

85 Re-electing a director who is retiring

85.1 At a **General Meeting** at which a director retires (whether at an Annual **General Meeting** or otherwise), that director may be re-elected (as long as they have not told the **Company** in writing that they do not wish to be re-elected) if the **shareholders** pass an *ordinary resolution* to re-elect the director.

85.2 A director retiring at a **General Meeting** retires at the end of that meeting (or *adjourned* meeting), or if earlier, when a resolution at a **General Meeting** is passed to appoint some

other person in the director's place. Where a retiring director is re-elected the retiring director continues as a director without a break.

86 The power to fill vacancies and appoint extra directors

86.1 The directors can appoint any person as an extra director or to fill a *casual vacancy*. Any director appointed in this way automatically retires at the next **General Meeting** after their appointment. At this **General Meeting** they can be elected by the **shareholders** as a director.

86.2 At a **General Meeting** the **shareholders** can also pass an *ordinary resolution* to fill a *casual vacancy* or to appoint an extra director.

86.3 Extra directors can only be appointed under this Article up to the limit (if any) on the total number of directors under the **Articles** (or any variation of the limit approved by the **shareholders** in accordance with the **Articles**).

87 Removing and appointing directors by an ordinary resolution

87.1 The **shareholders** can pass an *ordinary resolution* to remove a director, even though the director's time in office has not ended. This applies despite anything else in the **Articles**, or in any agreement between the director and the **Company**. Special notice of the *ordinary resolution* must be given to the **Company** as required by the **Companies Acts**. But if a director is removed in this way, it will not affect any claim which that director may have for damages for breach of any contract of service between themselves and the **Company**.

87.2 *Subject to* Article 86, the **shareholders** can pass an *ordinary resolution* to elect a person to replace a director who has been removed in the way described in Article 87.1. If no director is appointed under this Article, the vacancy can be filled under Article 86.

87.3 Any person appointed under Article 87.2 will be treated, for the purpose of determining the time at which that person is to retire, as if that person had become a director on the day on which the director they replaced was last elected.

88 When directors are disqualified

Any director automatically ceases to be a director in any of the following circumstances if:

- a bankruptcy order is made against that director or any analogous event occurs in relation to that director under any applicable laws;
- that director makes any arrangement or composition with their creditors or applies for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that **Act** or any analogous event occurs in relation to that director under any applicable laws;
- a court which claims jurisdiction to protect people who are unable to manage their own affairs has made an order detaining that director or appointing a person to manage the director's property or affairs;

- that director has missed directors' meetings for a continuous period of six months, without permission from the directors, and the directors have passed a resolution removing that director from office;
- that director is prohibited from being a director by law or any power conferred on the directors or **shareholders** under these **Articles** or ceases to be a director by virtue of any provision of the **Companies Act 2006**;
- except where their contract of service prevents them from resigning, that director:
  (i) delivers to the **Company** a resignation notice in writing, signed, or authenticated in accordance with Article 141, by that director or on that director's behalf; or
  (ii) offers in writing to resign and the directors pass a resolution accepting the offer;
- all the other directors serve a notice in writing upon that director requiring them to resign. That director will cease to be a director when the notice is served on them. Such a notice can consist of several documents in the same form signed, or authenticated in accordance with Article 141, by one or more directors.

89 Director ceasing to be a member of a committee

When a director stops being a director for any reason, that director will also automatically cease to be a member of any committee. Removal from office will be without prejudice to any claim which that director or the **Company** might bring in relation to any contract of service between that director and the **Company**.

DIRECTORS' MEETINGS

90 Directors' meetings

The directors can decide when and where to have directors' meetings and how they shall be conducted, and on the *quorum*. They can also *adjourn* their meetings.

91 Who can call directors' meetings

A directors' meeting can be called by any director. The **Secretary** must also call a directors' meeting if a director asks them to.

92 How directors' meetings are called

Directors' meetings are called by giving notice to all the directors. This notice may be given to a director personally, by word of mouth, by notice in writing (sent to that director at their last known address) or by **electronic means** (sent to that director at their last known electronic address or number). Any director can waive notice of any directors' meeting, including one which has already taken place.

93 Quorum

93.1 If no other *quorum* is fixed by the directors, three directors are a *quorum*. A directors' meeting at which a *quorum* is present can *exercise* all the powers, authorities and discretions of the directors whether by or under these **Articles** or *exercisable* by the directors generally.

93.2 A person who holds office only as an **alternate director** shall, if that person's appointor is not present, be counted in the *quorum*.

93.3 A director who ceases to be a director at a directors' meeting can continue to be present and act as a director and be counted in the *quorum* until the end of that meeting if no other director objects and a *quorum* would not otherwise be present.

94 The Chair of directors' meetings

94.1 The directors can elect any director as Chair or as one or more Deputy Chairmen for such periods as the directors decide. If the Chair is at a directors' meeting, the Chair will chair it. In the Chair's absence, the chair will be taken by a Deputy Chair, if one is present. If there is no Chair or Deputy Chair present within five minutes of the time when the directors' meeting is due to start, the directors who are present can choose which one of them will be the Chair of the directors' meeting.

94.2 Where there is more than one Deputy Chair present at a meeting, and the Chair is not there, the Deputy Chair to take the chair will be the longest serving Deputy Chair present.

95 Voting at directors' meetings

Matters for decision which arise at a directors' meeting will be decided by a majority vote. The chair of the meeting will not have a second, casting vote.

96 Directors can act even if there are vacancies

96.1 The remaining directors can continue to act even if one or more of them ceases to be a director. But if and so long as the number of directors falls below the minimum which applies under Article 76 (including any variation of that minimum approved by an *ordinary resolution* of **shareholders**), the remaining director(s) can only:

- either appoint further directors to make up the shortfall; or
- call a **General Meeting**.

96.2 If no director is willing or able to act under this Article, any two **shareholders** can call a **General Meeting** to appoint extra directors.

97 Directors' meetings by video conference and telephone

97.1 Any or all of the directors, or members of a committee, can take part in a directors' meeting of the directors or of a committee by way of a video or web conference or conference telephone, or similar equipment, designed to allow everybody to take part in the directors' meeting.

97.2 Taking part in this way will be counted as being present at the directors' meeting. A directors' meeting which takes place by way of video or web conference, conference telephone or similar equipment will be treated as taking place where most of the participants are. If there is no largest group, directors' meetings will be treated as taking place where the chair of the meeting is.

97.3 A directors' meeting held in the way described in Article 97.1 will be valid as long as in one single place, or in places connected by way of video or web conference, telephone conference, or similar equipment, a *quorum* is present.

98 Director's written resolutions

98.1 Any director may, and the **Secretary** at the request of a director shall, propose a written resolution by giving written notice to all other directors.

98.2 A directors' written resolution is adopted when a majority of the directors entitled to vote on such a resolution have signed one or more copies of it, or otherwise indicated their agreement to it in writing or *electronically*.

98.3 A directors' written resolution is not adopted if the number of directors who have signed it or agreed to it in writing or *electronically* is less than the *quorum* for a directors' meeting.

98.4 A directors' written resolution signed or agreed to by an **alternate director** does not need also to be approved by that **alternate director's** appointor. If the directors' written resolution is signed or agreed to by a director who has appointed an **alternate director**, it does not need to be approved by the **alternate director** acting in that capacity.

98.5 Once a directors' written resolution has been adopted, it must be treated as if it had been a resolution passed at a directors' meeting in accordance with these **Articles**.

98.6 A directors' written resolution will be valid at the time it is signed or agreed to by a majority of the directors entitled to vote on such resolution.

98.7 The resolution can be:

- in the form of letter;
- in **electronic form** (as long as it is in writing); or
- in any other way the directors may approve.

99 The validity of directors' actions

Everything which is done by any directors' meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will, in favour of anyone dealing with the **Company** in good faith, be valid even though it is discovered later that any director, or person acting as a director, was not properly appointed or elected. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director, or was not entitled to vote. In any of these cases, in favour of anyone dealing with the **Company** in good faith, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this Article.

DIRECTORS' INTERESTS

100 Authorisation of directors' interests

100.1 For the purposes of Section 175 of the **Companies Act 2006**, the directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a director to avoid a situation in which they have, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the **Company**.

100.2 Authorisation of a matter under Article 100.1 shall be effective only if:

- the matter in question shall have been proposed in writing for consideration at a meeting of the directors, in accordance with the board of directors' normal procedures or in such other manner as the directors may determine;
- any requirement as to the *quorum* at the meeting of the directors at which the matter is considered is met without counting the director in question and any other interested director (together the "**Interested Directors**"); and
- the matter was agreed to without the **Interested Directors** voting or would have been agreed to if the votes of the **Interested Directors** had not been counted.

100.3 Any authorisation of a matter under Article 100.1 extends to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

100.4 Any authorisation of a matter under Article 100.1 shall be *subject to* such conditions or limitations as the directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the directors at any time. A director shall comply with any obligations imposed on them by the directors pursuant to any such authorisation.

100.5 *Subject to* any conditions or limitations imposed under Article 100.4, a director shall not, save as otherwise agreed by that director, be accountable to the **Company** for any benefit which that director (or a person connected with them) derives from any matter authorised by the directors under Article 100.1 and any contract, transaction, arrangement or proposal relating thereto shall not be liable to be avoided on the grounds of any such benefit.

100.6 This Article does not apply to a conflict of interest arising in relation to a transaction or arrangement with the **Company.**

101 Directors may have interests

101.1 *Subject to* compliance with Article 101.2, a director, notwithstanding their office, may have an interest of the following kind:

- where a director (or a person connected with that director) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any **Relevant Company**;

- where a director (or a person connected with that director) is a party to, or otherwise interested in, any contract, transaction, arrangement or proposal with a **Relevant Company**, or in which the **Company** is otherwise interested;
- where the director (or a person connected with that director) acts (or any firm of which that director is a partner, employee or member acts) in a professional capacity for any **Relevant Company** (other than as auditor) whether or not that director or it is remunerated therefor;
- an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;
- an interest, or a transaction, arrangement or proposal giving rise to an interest, of which the director is not aware;
- any matter already authorised under Article 100.1; or
- any other interest authorised by *ordinary resolution*.

No authorisation under Article 100.1 shall be necessary in respect of any such interest.

101.2 *Subject to* Sections 177 and 182 of the **Companies Act 2006** the director shall declare the nature and extent of any interest permitted under Article 101.1, and not falling within Article 101.3, at a meeting of the directors, by written declaration to the **Company** or in such other manner as the directors may determine.

101.3 No declaration of an interest shall be required by a director in relation to an interest:

- falling within the fourth, fifth and sixth bullet paragraph of Article 101.1;
- if, or to the extent that, the other directors are already aware of such interest (and for this purpose the other directors are treated as being aware of anything of which they ought reasonably to be aware); or
- if, or to the extent that, it concerns the terms of that director's service contract (as defined in Section 227 of the **Companies Act 2006**) that have been or are to be considered by a meeting of the directors, or by a committee of directors appointed for the purpose under these **Articles**.

101.4 A director shall not, save as otherwise agreed by that director, be accountable to the **Company** for any benefit which they (or a person connected with them) derives from any interest referred to in Article 101.1, and no contract, transaction, arrangement or proposal shall be liable to be avoided on the grounds of any such interest.

101.5 For the purposes of this Article 101, "**Relevant Company**" shall mean the **Company**; a ***subsidiary undertaking*** of the **Company**; any *holding company* of the **Company** or a ***subsidiary undertaking*** of any such *holding company*; any body corporate promoted by the **Company**; or any body corporate in which the **Company** is otherwise interested.

102 Restrictions on quorum and voting

102.1 Save as provided in this Article 102, and whether or not the interest is one which is authorised pursuant to Article 100.1 or permitted under Article 101.1, a director shall not be entitled to vote on any resolution in respect of any contract, transaction, arrangement

or proposal, in which they (or a person connected with them) are interested. Any vote of a director in respect of a matter where they are not entitled to vote shall be disregarded.

102.2 A director shall not be counted in the *quorum* for a meeting of the directors in relation to any resolution on which that director is not entitled to vote.

102.3 *Subject to* the provisions of the **Companies Acts**, a director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the *quorum*, in respect of any resolution concerning any contract, transaction, arrangement or proposal:

- in which that director has an interest of which they are not aware;
- in which that director has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;
- in which that director has an interest only by virtue of interests in **shares**, *debentures* or other *securities* of the **Company**, or by reason of any other interest in or through the **Company**;
- which involves the giving of any security, guarantee or *indemnity* to the director or any other person in respect of (i) money lent or obligations incurred by them or by any other person at the request of or for the benefit of the **Company** or any of its ***subsidiary undertakings***; or (ii) a debt or other obligation of the **Company** or any of its ***subsidiary undertakings*** for which that director has assumed responsibility in whole or in part under a guarantee or *indemnity* or by the giving of security;
- concerning an offer of **shares** or debentures or other *securities* of or by the **Company** or any of its ***subsidiary undertakings*** (i) in which offer that director is or may be entitled to participate as a holder of *securities*; or (ii) in the underwriting or sub-underwriting of which that director is to participate;
- concerning any other body corporate in which that director is interested, directly or indirectly and whether as an officer, **shareholder**, creditor, employee or otherwise, provided that that director (together with persons connected with them) is not the holder of, or beneficially interested in, one per cent. or more of the *issued* equity share capital of any class of such body corporate or of the voting rights available to *members* of the relevant body corporate;
- relating to an arrangement for the benefit of the employees or former employees of the **Company** or any of its ***subsidiary undertakings*** which does not award that director any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;
- concerning the purchase or maintenance by the **Company** of insurance for any *liability* for the benefit of directors or for the benefit of persons who include directors;
- concerning the giving of indemnities in favour of directors;
- concerning the funding of expenditure by any director or directors on (i) defending criminal, civil or regulatory proceedings or actions against themselves, (ii) in connection with an application to the court for relief, or (iii) defending themselves in any regulatory investigations;

- concerning the doing of anything to enable any director or directors to avoid incurring expenditure as described in the tenth bullet paragraph of this Article 102.3 immediately above; and
- in respect of which that director's interest, or the interest of directors generally, has been authorised by *ordinary resolution*.

102.4 Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the **Company** (or any body corporate in which the **Company** is interested), the proposals may be divided and considered in relation to each director separately. In such case, each of the directors concerned (if not debarred from voting under the sixth bullet paragraph of Article 102.3) shall be entitled to vote, and be counted in the *quorum*, in respect of each resolution except that concerning their own appointment or the fixing or variation of the terms thereof.

102.5 If a question arises at any time as to whether any interest of a director prevents that director from voting, or being counted in the *quorum*, under this Article 102, and such question is not resolved by that director voluntarily agreeing to abstain from voting, such question shall be referred to the chair of the meeting and the chair's ruling in relation to any director other than themselves shall be final and conclusive, except in a case where the nature or extent of the interest of such director has not been fairly disclosed. If any such question shall arise in respect of the chair of the meeting, the question shall be decided by resolution of the directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chair of the meeting (so far as it is known to the chair) has not been fairly disclosed to the directors.

103 Confidential information

103.1 Subject to Article 103.2, if a director, otherwise than by virtue of their position as director, receives information in respect of which they owe a duty of confidentiality to a person other than the **Company**, that director shall not be required to disclose such information to the **Company** or to the directors, or to any director, officer or employee of the **Company**, or otherwise use or apply such confidential information for the purpose of or in connection with the performance of their duties as a director.

103.2 Where such duty of confidentiality arises out of a situation in which the director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the **Company**, Article 103.1 shall apply only if the conflict arises out of a matter which has been authorised under Article 100.1 above or falls within Article 100 above.

103.3 This Article 103 is without prejudice to any equitable principle or rule of law which may excuse or release the director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 103.

104 Directors' interests – general

104.1 For the purposes of Articles 100 to 103:

- where the context permits, any reference to an interest includes a duty and any reference to a conflict of interest includes a conflict of interest and duty and a conflict of duties;
- an interest of a person who is connected with a director shall be treated as an interest of the director; and
- Section 252 of the **Companies Act 2006** shall determine whether a person is connected with a director.

104.2 Where a director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the director may, and shall if so requested by the directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the directors for the purpose of or in connection with the situation or matter in question, including without limitation:

- absenting themselves from any meeting or part of a meeting of the directors at which the relevant situation or matter falls to be considered; and
- not reviewing documents or information made available to the directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for the director to have access to such documents or information.

104.3 The **Company** may by *ordinary resolution* ratify any contract, transaction, arrangement or proposal, not properly authorised by reason of a contravention of any provisions of Articles 100 to 103.

DIRECTORS' COMMITTEES

105 Delegating powers to committees

The directors can delegate any of their powers, or discretions, to committees of one or more directors. This includes powers or discretions relating to directors' **pay** or giving benefits to directors. If the directors have delegated any power or discretion to a committee, any references in these **Articles** to using that power or discretion include its use by the committee. Any such delegation may be either collaterally with or to the exclusion of their own powers and the directors may *revoke* or alter the terms of any such delegation. Any such person or committee shall, unless the directors otherwise resolve, have power to sub-delegate any of the powers or discretions delegated to them. Any committee must comply with any regulations laid down by the directors. These regulations can require or allow people who are not directors to be co-opted onto the committee, and can give voting rights to co-opted members. However:

- there must be more directors on a committee than co-opted members; and
- a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.

106 Committee procedure

If a committee includes two or more people, the **Articles** which regulate directors' meetings and their procedure will also apply to committee meetings (if possible), unless these are inconsistent with any regulations for the committee which have been laid down under Article 105.

DIRECTORS' POWERS

107 The directors' management powers

107.1 The **Company's** business will be managed by the directors. They can use all the **Company's** powers except where the **Articles**, or the **Companies Acts**, provide that powers can only be used by the **shareholders** voting to do so at a **General Meeting**. The general management powers under this Article are not limited in any way by specific powers given to the directors by other **Articles**.

107.2 The directors are, however, *subject to*:

- the provisions of the **Companies Acts**;
- the requirements of these **Articles**; and
- any other requirements (whether or not consistent with these **Articles**) which are approved by the **shareholders** by passing a *special resolution* at a **General Meeting**.

However, if any change is made to these **Articles** or if the **shareholders** approve a requirement relating to something which the directors have already done which was within their powers, this will not invalidate any prior act of the directors which would otherwise have been valid.

108 Provision for employees on cessation or transfer of business

The directors may make provision for the benefit of persons employed or formerly employed by the **Company** or any of its ***subsidiaries*** (other than a director, former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the **Company** or that ***subsidiary***.

109 The power to establish local boards

109.1 The directors can set up local committees, local boards or local agencies to manage any of the **Company's** business. These can be either in or outside the **United Kingdom**. The directors can appoint, remove and re-appoint anybody (who need not be a director) to be:

- members of any local committee, board or agency; or
- managers or *agents* of the **Company**.

109.2 The directors can:

- decide on the **pay** and other benefits of people appointed under this Article;

- delegate any of their authority, powers or discretions to:

  (i) any local board or committee; or

  (iii) any manager, or *agent* of the **Company**;

- allow local committees or boards, managers or *agents* to delegate to another person;

- allow the members of local committees, boards or agencies to fill any vacancies on them;

- allow the members of local committees, boards or agencies to continue to act even though there are vacancies on them;

- remove any people they have appointed under this Article; and

- cancel or change an appointment or delegation made under this Article, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or variation.

Any appointment or delegation by the directors which is referred to in this Article can be on any terms and conditions decided on by the directors.

109.3 A person who is employed by, or occupies an office with, the **Company** may be given a title which includes the words "Associate Director". This will not imply that such person is a director of the **Company** or that they are entitled to act as a director or be deemed to be a director for the purposes of these **Articles**.

110 The power to appoint attorneys

110.1 The directors can appoint anyone (including the members of a group which changes over time) as the **Company's** *attorney* or *attorneys* by granting a *power of attorney* or by authorising them in some other way. The *attorney* or *attorneys* can either be appointed directly by the directors, or the directors can give someone else the power to select *attorneys*. The directors can decide on the purposes, powers, authorities and discretions of *attorneys*.

110.2 The directors can decide for how long a *power of attorney* will last and they can apply any terms and conditions to it. The *power of attorney* can also include any provisions which the directors decide on for the protection and convenience of anybody dealing with the *attorney*. The *power of attorney* can also allow the *attorney* to sub-delegate any or all of the attorney's power, authority or discretion to any other person.

111 Bank mandates

The directors may by resolution authorise such person or persons as they think fit to act as signatories to any bank account of the **Company** and may amend or remove such authorisation from time to time by resolution.

112 Name

The **Company** may change its name by resolution of the directors.

113 Borrowing powers

So far as the **Companies Acts** allow, the directors can *exercise* all the powers of the **Company** to:

- borrow money;
- *issue* (*subject to* the provisions of the **Companies Acts** regarding authority to *allot debentures* convertible into **shares**) *debentures* and other *securities*; and
- give any form of:
  - guarantee; and
  - security, either outright or as collateral and over all or any of the **Company's** undertaking, property and uncalled capital,

  for any debt, *liability* or obligation of the **Company** or of any third party.

114 Borrowing restrictions

114.1 The directors must:

- limit the **Borrowings** of the **Company** and
- *exercise* all voting and other rights or powers of control exercisable by the **Company** in relation to its ***subsidiary undertakings***

to ensure that the total amount of all **Borrowings** by the **Group** outstanding at any time will not exceed 1.5 times the **Adjusted Total of Capital and Reserves** at such time.

This limitation on **Borrowings** will only affect ***subsidiary undertakings*** to the extent that the directors can restrict the borrowings of the ***subsidiary undertakings*** by exercising the rights or powers of control which the **Company** has over its ***subsidiary undertakings***. The **Company** may consent in advance to exceeding the borrowing limit by passing an *ordinary resolution* at a **General Meeting**.

114.2 In this Article:

Group means the **Company** and its ***subsidiary undertakings*** for the time being;

Adjusted Total of Capital and Reserves means the aggregate of the share capital and *reserves* as shown in the latest audited consolidated balance sheet of the **Group** (including the amount **paid-up** or credited as **paid-up** on the *issued* share capital of the **Company**, the *share premium account*, *capital redemption reserve*, profit and loss account and other *reserves* included within the **Group's** equity **shareholders'** funds) (the "**Reserves**") but:

- adjusted as appropriate in respect of any variation to the **paid-up** share capital or *reserves* since the date of the latest audited consolidated balance sheet as recorded within the monthly management accounting records of the **Group** prepared in accordance with the accounting bases and principles applied in the preparation of its latest audited consolidated balance sheet;
- adding any amount which has been deducted at any time from the *Reserves* of the **Group** for goodwill arising on consolidation either by direct charge to *Reserves* or by charge to the **Group's** consolidated profit and loss account; and

- making such other adjustments (if any) as the auditors of the **Company** consider appropriate.

Borrowings means the aggregate amount of all *liabilities* and obligations of the **Group** which in accordance with the accounting bases and principles of the **Group** are treated as borrowings in the latest audited consolidated balance sheet of the **Group** but:

- adjusted as appropriate in respect of any variation to borrowings since the date of the latest audited consolidated balance sheet as recorded within the monthly management accounting records of the **Group** prepared in accordance with the accounting bases and principles applied in its latest audited consolidated balance sheet;
- excluding any borrowings under finance or structured tax lease arrangements to the extent matched as part of those arrangements by deposits of cash or cash equivalent investments which are treated by the creditor concerned as available to reduce its net exposure; and
- making such other adjustments (if any) as the auditors of the **Company** consider appropriate.

114.3 The determination of the **Company's** auditors as to the amount of the **Adjusted Total of Capital and Reserves** and the total amount of **Borrowings** at any time shall be conclusive and binding on all concerned and for the purposes of their computation the **Company's** auditors may at their discretion make such further or other adjustments (if any) or determinations as they think fit. Nevertheless the directors may act in reliance on a bona fide estimate of the amount of the **Adjusted Total of Capital and Reserves** and the total amount of **Borrowings** at any time and if in consequence the borrowing limit is inadvertently exceeded an amount of borrowings equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the **Company's** auditors or otherwise the directors became aware that such a situation has or may have arisen.

114.4 No lender or other person dealing with the **Group** need be concerned whether the borrowing limit is observed. No debt incurred or security given in breach of the borrowing limit will be invalid or ineffective unless the lender or the recipient of the security had express notice at the time when the debt was incurred or security given, that the limit had been or would as a result be breached.

ALTERNATE DIRECTORS

115 Alternate directors

115.1 Any director may appoint any person (including another director) to act in their place (such person is called an **alternate director**). Such appointment requires the approval of the directors, unless the proposed **alternate director** is another director. A director appoints an **alternate director** by delivering an appointment notice signed, or authenticated in accordance with Article 141, by them (or in any other manner which has been approved by the directors) to the **Registered Office**. An **alternate director** need not be a **shareholder**.

115.2 The appointment of an **alternate director** ends if the director appointing them ceases to be a director, unless that director retires at a **General Meeting** at which they are re-elected under Article 85.1. A director can also remove their alternate by delivering a notice signed, or authenticated in accordance with Article 141, by them (or doing something else which has been approved by the directors) delivered to the **Registered Office**. An **alternate director** can also be removed as an alternate by a resolution of the directors.

115.3 An **alternate director** is entitled to receive notices of directors' meetings once they have given the **Company** an address to which notices may be served on the **alternate director**. The **alternate director** is entitled to attend and vote as a director at any such meeting at which the director appointing them is not personally present and generally at such meeting to perform all functions of the director appointing them as a director. If they are themselves a director or attend any such meeting as an alternate for more than one director, they will have one vote for each director for whom they act as an alternate, in addition to their own vote as a director. However, they may not be counted more than once for the purposes of the *quorum*. If the relevant appointor is temporarily unable to act through ill health or disability their signature of or authentication of any directors' written resolution is as effective as the signature or authentication of the relevant appointor.

115.4 If the directors decide to allow this, Article 115.3 also applies in a similar fashion to any meeting of a committee of which their appointor is a member.

115.5 An **alternate director** shall be an officer of the **Company** and shall alone be responsible to the **Company** for their own actions and mistakes. Except as said in this Article 115, an **alternate director**:

- does not have power to act as a director;
- is not considered to be a director for the purposes of the **Articles**;
- is not considered to be the *agent* of their appointor; and
- cannot appoint an **alternate director**.

115.6 *Subject to* the **Companies Acts**, an **alternate director** is entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be *indemnified* to the same extent as if they were a director. However, they are not entitled to receive from the **Company** as **alternate director** any **pay**, except only such part (if any) of the **pay** otherwise payable to their appointor as such appointor may direct the **Company** in writing to pay to their alternate.

THE SECRETARY

116 The Secretary and deputy and assistant secretaries

116.1 The **Secretary** is appointed by the directors. The directors decide on the terms and period of the **Secretary**'s appointment so long as allowed to do so by the **Companies Acts**. The directors can also remove the **Secretary**, but this does not affect any claim for damages against the **Company** for breach of any contract between the **Secretary** and the **Company**.

116.2 The directors can also appoint one or more people to be deputy or assistant secretary. Anything which the **Companies Acts** allow to be done by or to the **Secretary** can, if there is no **Secretary**, or the **Secretary** is for any reason not capable of doing what is required of them, also be done by or to any deputy or assistant secretary. If there is no deputy or assistant secretary capable of acting, the directors can appoint any officer to do what would be required of the deputy or assistant secretary.

THE SEAL

117 The Seal

117.1 The directors are responsible for arranging for the **Common Seal** and any **Securities Seal** to be kept safely. The **Common Seal** and any **Securities Seal** can only be used with the authority of the directors or of a committee authorised by the directors to use it. The **Securities Seal** can be used only for sealing *securities issued* by the **Company** in **certificated form** and sealing documents creating or evidencing *securities issued* by the **Company**.

117.2 *Subject to* the provisions of these **Articles** which relate to share certificates, every document which is sealed using the **Common Seal** must be signed personally by:

- one director and the **Secretary**; or
- two directors; or
- by a director or any other persons who are authorised to do so by the directors in the presence of a witness who attests to the signature.

117.3 Where a signature is required to witness the **Common Seal**, the directors may decide that the individual need not sign the document personally but that their signature may be printed on it mechanically, *electronically* or in any other way the directors approve.

117.4 *Securities* and documents which have the **Securities Seal** stamped on them do not need to be signed unless the directors or the **Companies Acts** require this.

117.5 The directors can use all the powers given by the **Companies Acts** relating to official seals for use abroad.

117.6 Certificates for *debentures* or other *securities* of the **Company** may be printed in any way and may be sealed and/or signed for in any manner allowed by these **Articles**.

117.7 As long as it is allowed by the **Companies Acts**, any document signed by:

- one director and the **Secretary**; or
- by two directors; or
- one director in the presence of a witness who attests to the signature,

and expressed to be entered into by the **Company** shall have the same effect as if it had been made effective by using the **Common Seal**.

AUTHENTICATING DOCUMENTS

118 Establishing that documents are genuine

118.1 Any director, or the **Secretary**, has power to identify as genuine any of the following and to certify copies or extracts from them as true copies or extracts:

- any documents relating to the **Company's** constitution;
- any resolutions passed by the **shareholders** or any class of **shareholders**, or by the directors or by a committee of the directors; and
- any books, documents, records or accounts which relate to the **Company's** business.

The directors can also delegate this power to other people.

118.2 When any books, documents, records or accounts are not kept at the **Registered Office**, the officer of the **Company** who has custody of them is treated as a person who has been authorised by the directors to identify them as genuine and to provide certified copies or extracts from them.

118.3 A document which appears to be a copy of a resolution or an extract from the minutes of any meeting, and which is certified as a copy or extract as described in Article 118.1 or 118.2 is conclusive evidence for anyone who deals with the **Company** on the strength of the document that:

- the resolution has been properly passed; or
- the extract is a true and accurate record of the proceedings of a valid meeting.

DIVIDENDS

119 Final dividends

The directors may recommend the amount of any final dividend. The **shareholders** can then *declare* dividends by passing an *ordinary resolution*, but the amount *declared* cannot exceed the amount recommended by the directors.

120 Fixed and interim dividends

120.1 If the directors consider that the profits of the **Company** justify such payments, they can pay:

- fixed dividends on any class of **shares** carrying a fixed dividend on the dates fixed for the payment of those dividends; and
- interim dividends on **shares** of any class of any amounts and on any dates and for any period which they decide.

120.2 If the directors act in good faith, they are not liable to any **shareholders** for any loss they may suffer because a lawful dividend (whether fixed or interim) has been paid under this Article on other **shares** which *rank* equally with or behind their **shares**.

121 Dividends not in cash

If the directors recommend this, **shareholders** can pass an *ordinary resolution* to direct all or part of a dividend to be paid by distributing specific *assets* (and in particular **paid-up shares** or *debentures* of any other **company**) rather than cash. The directors must give effect to that resolution. Where any difficulty arises on the distribution and valuation of the *assets*, the directors can settle it as they decide. In particular, they can:

- issue fractional certificates;
- value *assets* for distribution purposes;
- **pay** cash of a similar value to adjust the rights of persons entitled to the dividend; and/or
- transfer any *assets* to *trustees* for persons entitled to the dividend.

122 Calculation and currency of dividends

122.1 All dividends will be divided and paid in proportions based on the amounts which have been **paid-up** on the **shares** during any period for which the dividend is paid. Sums which have been **paid-up** in advance of *calls* do not count in calculating the amount of a dividend to be paid on a **share**. If the **terms** on which any **share** is *issued* provide that such **share** will be entitled to a dividend as if it were a *fully-paid-***up**, or *partly-paid-***up**, **share** from a particular date (in the past or the future), it will be entitled to a dividend on this basis. This Article applies unless the **rights** attached to any **shares**, or the **terms** of any **shares**, provide otherwise.

122.2 Unless the **rights** attached to any **shares**, or the **terms** of any **shares**, or the **Articles** provide otherwise, a dividend, or any other money payable in respect of any **share**, can be paid to a **shareholder** in whatever currency the directors decide, using an appropriate exchange rate selected by the directors for any currency conversions which are required.

122.3 The directors can decide that a particular **Approved Depositary** should be able to receive dividends in a currency other than the currency in which it is *declared* and can make arrangements accordingly. In particular, if an **Approved Depositary** has chosen or agreed to receive dividends in another currency, the directors can make arrangements with the **Approved Depositary** for payment to be made to the **Approved Depositary** for value on the date on which the relevant dividend is paid, or a later date decided on by the directors.

123 Deducting amounts owing from dividends and other money

If a **shareholder** owes any money for *calls* on **shares**, or money relating in any other way to **shares**, the directors can deduct any of this money (as long as it is immediately payable) from:

- any dividend on any **shares** held by the **shareholder**; or
- any other money payable by the **Company** in connection with the **shares**.

Money deducted in this way can be used to pay amounts owed to the **Company** in connection with the **shares**.

124 Payments to shareholders

124.1 Any dividend or other money payable in connection with the **shares** must be paid to:

- the holder of that **share**;
- if the **share** is held by more than one person, whichever of the joint holders' names appears first in the Register;
- if the member is no longer entitled to the **share**, the person or persons who have become *automatically entitled to the* ***shares*** *by law*; or
- such other person or persons as the member (or, in the case of joint holders of a **share**, all of them) may direct.

124.2 Any dividend or other money payable in cash (whether in **sterling** or foreign currency) relating to a **share** can be paid by such method as the directors, in their absolute discretion, may decide. Different methods of payment may apply to different **shareholders** or groups of **shareholders** (such as overseas **shareholders**). Without limiting any other method of payment which the **Company** may adopt, the directors may decide that payment can be made wholly or partly:

- by inter-bank transfer, **electronic form**, **electronic means** or by such other means approved by the directors directly to an account (of a type approved by the directors) as instructed by the **shareholder** or the joint **shareholders**; or
- by cheque or *warrant* or any other similar financial instrument made payable to the **shareholder** who is entitled to it and sent direct to their registered address or, in the case of joint **shareholders**, to the **shareholder** who is first named in the **Register** and sent direct to their registered address, or to someone else named in an instruction from the **shareholder** (or from all joint **shareholders**).

124.3 If the directors decide that payments will be made by electronic transfer to an account (of a type approved by the directors) nominated by a **shareholder** or joint **shareholders**, but a holder (or joint holders) does not specify an address, or does not specify an account of a type prescribed by the board, or does not specify other details, and in each case that information is necessary in order to make a payment of a dividend or other sum by the means by which in accordance with this Article the board has decided that a payment is to be made, or by which the holder (or joint holders) has validly elected to receive payment; or payment cannot be made by the **Company** using the details provided by the holder (or joint holders), the dividend or other sum shall be treated as unclaimed for the purposes of these **Articles**.

124.4 An amount treated as unclaimed under Article 124.3 is to be treated as having been paid to the **shareholder**. The **Company** will not be a trustee of the money and no interest will *accrue* on the money.

124.5 The **Company** will not pay interest on any dividend or other money due to a **shareholder** in respect of their **shares**, unless the **rights** of the **shares** provide otherwise.

124.6 Payment by electronic transfer, cheque or *warrant*, or in any other way, is made at the risk of the people who are entitled to the money. The **Company** is treated as having paid a dividend if a payment using electronic or other means approved by the directors is made in accordance with instructions given by the **Company** or if such a cheque or

warrant is cleared. The **Company** will not be responsible for a payment which is lost or delayed.

124.7 For joint **shareholders**, the **Company** can rely on a receipt for a dividend or other money paid on **shares** from any one of them.

125 Record dates for payments and other matters

Any dividend or distribution on **shares** of any class can be paid to the holder or holders of the **shares** shown on the **Register**, at the close of business on whatever day may be provided in the resolution declaring the dividend or providing for the distribution. The dividend or distribution will be based on the number of **shares** registered on that day. This Article applies whether what is being done is the result of a resolution of the directors or a resolution passed at a **General Meeting**. The date can be before any relevant resolution was passed. This Article does not affect the rights to the dividend or distribution as between past and present **shareholders**.

126 No interest on dividends

No interest is payable on any dividend or other money payable in connection with the **shares** unless the **terms** of *issue* of those **shares** or the provisions of any agreement between the **Company** and the **shareholders** provide otherwise.

127 Retention of dividends

127.1 The directors may retain all or part of any dividend or other money payable in connection with the **shares** on which the **Company** has a *lien* in respect of which a notice has been issued following non-payment of a call in accordance with Article 23.

127.2 The **Company** must use any amounts retained under Article 127.1 towards satisfaction of the moneys payable to the **Company** in respect of that **share**.

127.3 The **Company** must notify the person otherwise entitled to payment of the sum that it has been retained and how the retained sum has been used.

127.4 The directors may retain the dividends payable upon **shares**:

- in respect of which any person is entitled to become a member pursuant to Article 41 until such person shall become a member in respect of such shares; or
- which any person is entitled to transfer pursuant to Article 44 until such person has transferred those shares.

128 Dividends and other payments which are not claimed

128.1 If an amount is treated as unclaimed pursuant to Article 124.3, or a payment made by cheque, *warrant* or any other written financial *instrument* for an amount payable under Article 124.2 has not been claimed, for one year after (i) the passing of either the resolution passed at a **General Meeting** declaring that dividend or the resolution of the directors providing for payment of that dividend or (ii) becoming due for payment, the directors may invest the dividend or other money payable or use it in some other way for the benefit of the **Company** until claimed. If a dividend or other money has not been

claimed for 12 years after either (i) the passing of the relevant resolution either declaring that dividend or providing for payment of that dividend or (ii) becoming due for payment, it will be *forfeited* and belong to the **Company** again. If the **Company** sells **shares** pursuant to Article 47, any dividend or other money unclaimed in respect of those **shares** will be *forfeited* and go back to the **Company** when those **shares** are sold unless the directors decide otherwise.

128.2 If an amount is treated as unclaimed pursuant to Article 124.3, or a cheque, *warrant* or other written financial *instrument* for an amount payable under Article 124.2 has been sent back or is not cashed, for two dividends in a row, the **Company** can stop paying dividends. If the **shareholder** or a person *automatically entitled to the* ***shares*** *by law* claims those dividends in writing (before they are forfeited under Article 128.1), the **Company** must start paying dividends by any payment method approved by the directors in accordance with Article 124.

129 Waiver of dividends

Where a **shareholder** wants to waive their entitlement to all or any part of a dividend, that **shareholder** may do so by delivering a notice in writing to that effect, signed, or authenticated in accordance with Article 141, by that **shareholder**, to the **Company**. If appropriate, the notice in writing may be signed, or authenticated in accordance with Article 141, by whoever has become *automatically entitled to the* ***shares*** *by law*. For the waiver to be effective, the **Company** must accept the notice in writing and act on it. The **Company** may, however, decline to act on the notice in writing and continue to pay dividends to the **shareholder** accordingly.

CAPITALISING RESERVES

130 Capitalising reserves

130.1 *Subject to* any *special rights* attaching to any class of **shares**, the **shareholders** can pass an *ordinary resolution* to allow the directors to change into capital any sum which:

- is part of any of the **Company's** *reserves* (including *premiums* received when any **shares** were *issued, capital redemption reserves* or other undistributable *reserves*); or
- the **Company** is holding as undistributed profits.

130.2 Unless the *ordinary resolution* states otherwise the directors will use the sum which is changed into capital for the **Ordinary Shareholders** on the **Register** at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution). The sum set aside must be used to pay up in full **shares** of the **Company** and to *allot* such **shares** and distribute them to holders of **Ordinary Shares** as bonus **shares** in proportion to their holdings of **Ordinary Shares** at the time or, in connection with any arrangements and proposed transactions described in a circular to the **shareholders**, in such proportions as the directors determine to give effect to such arrangements and proposed transactions set out in that circular and to any valid elections made or deemed to be made by **shareholders** in respect of any of the arrangements or proposed transactions set out in the relevant circular. The **shares** to be

allotted and distributed can be **Ordinary Shares** or, if the **rights** of other existing **shares** allow this, **shares** of some other class or of multiple classes.

130.3 The directors may generally do all acts and things required to give effect to an *ordinary resolution* passed by **shareholders** for the purposes of this Article 130. In particular, if any difficulty arises in operating this Article, the directors can, subject to the **Companies Act 2006** and the **CREST Regulations**, resolve it in any way which they decide. For example they can deal with entitlements to fractions of a **share**. They can decide that the benefit of fractions of a **share** belongs to the **Company**, or authorise their sale to any person, or that fractions of a **share** are ignored or deal with fractions of a **share** in some other way.

130.4 The directors can appoint any person to sign any contract with the **Company** on behalf of those who are entitled to **shares** under the resolution. Such a contract is binding on all concerned.

SCRIP DIVIDENDS

131 Ordinary Shareholders can be offered the right to receive extra shares instead of cash dividends

131.1 The directors can offer **Ordinary Shareholders** the right to choose to receive extra **Ordinary Shares**, which are credited as *fully-paid shares* instead of some or all of their cash dividend. Before they can do this, the **shareholders** must have passed an *ordinary resolution* authorising the directors to make this offer.

131.2 The *ordinary resolution* can apply to a particular dividend or dividends (whether *declared* or not). Alternatively, it can apply to some or all of the dividends which may be *declared* or paid in a specified period. The specified period must end no later than three years after the *ordinary resolution* is passed. The directors can (without the need for any further *ordinary resolution*) offer rights of election in respect of any dividend *declared* or proposed after the date these **Articles** are adopted and at, or prior to, the next Annual **General Meeting**.

131.3 The directors can offer **Ordinary Shareholders** or persons *automatically entitled by operation of law* the right to request new **Ordinary Shares** instead of cash for:

- the next dividend proposed to be paid; or
- in respect of that dividend or all future dividends (if **shares** are made available as an alternative to a cash dividend), until they tell the **Company** that they no longer wish to receive new **Ordinary Shares**, or the authority given under Article 131.1 expires and in not renewed (whichever happens earlier).

The directors can also allow **Ordinary Shareholders** to choose between these alternatives.

131.4 An **Ordinary Shareholder** opting for new **shares** is entitled to **Ordinary Shares** whose total **relevant value** is as near as possible to the cash dividend (disregarding any tax credit) they would have received, but no greater than such cash dividend.

131.5 The **relevant value** of an **Ordinary Share** is a value calculated in the manner set out in the *ordinary resolution* or, if the *ordinary resolution* does not set out how the **relevant**

value of an **Ordinary Share** is to be calculated, then the **relevant value** of an **Ordinary Share** is the average value of the **Ordinary Shares** for the five dealing days starting from, and including, the day when the **shares** are first quoted "ex dividend". This average value is worked out from the average middle market quotations for the **Ordinary Shares** on the **London Stock Exchange**, as published in its Daily Official List. A certificate or report from the **Company's** auditors as to the amount of the **relevant value** will be conclusive evidence of that amount.

131.6 After the directors have decided to apply this Article to a dividend, they must notify eligible **Ordinary Shareholders** in writing of their right to choose new **Ordinary Shares**. This notice should also set out the procedure by which the **Ordinary Shareholders** must notify the **Company** if they wish to receive new **Ordinary Shares**. Where **Ordinary Shareholders** have already chosen to receive new **Ordinary Shares** in place of all cash future dividends, if new **Ordinary Shares** are available, the **Company** will not notify them of a right to receive new **Ordinary Shares**. Instead, the **Company** will remind them that they have already chosen to receive new **Ordinary Shares** and explain to them how to tell the **Company** if they wish to start receiving cash dividends again.

131.7 The directors can set a minimum number of **Ordinary Shares** in respect of which the right to choose new **Ordinary Shares** can be *exercised*. No **Ordinary Shareholder** or person who is *automatically entitled to an* ***Ordinary Share*** *by law* will receive a fraction of a **share**. The directors can decide how to deal with any fractions left over and the **Company** can, if the directors decide, receive the benefit of any or all of these.

131.8 The directors can exclude or restrict the right to choose new **Ordinary Shares**, or make any other arrangements where they decide that:

- this is necessary or convenient to deal with any legal or practical problems in relation to holders of **Ordinary Shares** with registered addresses in any particular territory under the laws of any territory, or requirements of any recognised regulatory body or stock exchange in any territory; or
- special formalities would otherwise apply in connection with the offer of new **Ordinary Shares** (including **Ordinary Shares** being represented by **American Depositary Shares**); or
- it would be impractical or unduly onerous to give the right to any **Ordinary Shareholder** or that for some other reason the offer should not be made to them.

131.9 The directors can exclude or restrict the right to choose new **Ordinary Shares** in the case of any shareholder who is an **Approved Depositary** or a nominee for an **Approved Depositary**. They can do this if the offer or *exercise* of the right to or by the people on whose behalf the **Approved Depositary** holds the **shares** would suffer from legal or practical problems of the kind mentioned in Article 131.8. If other **Ordinary Shareholders** (other than those excluded under Article 131.8) have the right to choose new **Ordinary Shares**, the directors must be satisfied that an appropriate dividend reinvestment plan or similar arrangement is available to a substantial majority of the people on whose behalf the **Approved Depositary** holds **shares** or that such arrangements will be available promptly. The first sentence of this Article 131.9 does not apply until the directors are satisfied of this.

131.10 If an **Ordinary Shareholder** chooses to receive new **Ordinary Shares**, no dividend on the **Ordinary Shares** for which that **Ordinary Shareholder** has chosen to receive new

Ordinary Shares (which are called the **elected shares**), will be *declared* or payable. Instead, new **Ordinary Shares** will be *allotted* on the basis set out earlier in this Article. To do this the directors will convert into capital a sum equal to the total *nominal value* of the new **Ordinary Shares** to be *allotted*. They will use this sum to pay up in full the appropriate number of new **Ordinary Shares**. These will then be *allotted* and distributed to the holders of the **elected shares** as set out above. The sum to be converted into capital can be taken from any amount which is then in any *reserve* or fund (including the *share premium account*, any *capital redemption reserve* and the profit and loss account). Article 130 applies to this process, so far as it is consistent with this Article 131.

131.11 The new **Ordinary Shares** *rank* equally in all respects with the existing *fully-paid-**up*** **Ordinary Shares** at the time the new **Ordinary Shares** are *allotted*. The new **Ordinary Shares** are not entitled to share in the dividend from which they arose or any other dividend or distribution or other entitlement which has been *declared*, made or paid or is payable by reference to such record date or earlier record date.

131.12 Unless the directors decide otherwise or the **CREST Regulations** or the rules of a ***relevant system*** require otherwise, any new **Ordinary Shares** which an **Ordinary Shareholder** has chosen to receive instead of some or all of their cash dividend will be:

- **shares** in **uncertificated form** if the corresponding **elected shares** were **uncertificated shares** on the **record date** for that dividend; and
- **shares** in **certificated form** if the corresponding **elected shares** were **shares** in **certificated form** on the **record date** for that dividend.

131.13 The directors can decide that new **Ordinary Shares** will not be available in place of any cash dividend. They can decide this at any time before new **Ordinary Shares** are *allotted* in place of such dividend, whether before or after **Ordinary Shareholders** have chosen to receive new **Ordinary Shares**.

131.14 The directors have the power to do all acts and things they consider necessary to give effect to this Article.

ACCOUNTS

132 Accounting and other records

132.1 The directors must make sure that proper accounting records that comply with the **Companies Acts** are kept. These records must explain the **Company's** transactions and show its financial position at any time with reasonable accuracy.

133 Location and inspection of records

133.1 The accounting records must be kept:

- at the **Registered Office**; or
- at any other place which the **Companies Acts** allow and the directors decide on.

133.2 The **Company's** officers always have the right to inspect the accounting records.

133.3 No **shareholder** (other than a **shareholder** who is also an officer) has any right to inspect any books or papers of the **Company** unless:

- the **Companies Acts** or a proper court order give them that right; or
- the directors authorise them to do so; or
- they are authorised by an *ordinary resolution* to do so.

COMMUNICATIONS WITH SHAREHOLDERS

134 Serving and delivering notices and other documents

134.1 To the extent permitted and unless required otherwise by the **Companies Acts**, any other **Act** applying to the **Company** or these **Articles**, the **Company** can send, serve, supply or deliver any offer, notice, information or any other document, including a share certificate, on or to a **shareholder**:

- personally;
- by posting it in a letter (with postage paid) to the **shareholder's** registered address or by causing it to be left at that address in some other way; or
- by **electronic means** and/or by making such offers, notices, information or documents available on a website.

134.2 The **Company Communication Provisions** have effect, *subject to* the provisions of Articles 137, 138 and 141, for the purposes of any provisions of the **Companies Acts** or these **Articles** that authorise or requires offers, notices, information or any other documents to be sent, served, supplied or delivered by or to the **Company**.

134.3 Articles 134 to 141 do not affect any provision of the **Companies Acts** requiring offers, notices, information or documents to be sent, served, supplied or delivered in a particular way.

135 Notices to joint holders

135.1 Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the **Register** in respect of the share.

135.2 If more than one joint holder gives instructions or notifications to the **Company** pursuant to these **Articles** then save where these **Articles** specifically provide otherwise, the **Company** shall only recognise the instructions or notifications of whichever of the joint holders' names appears first in the **Register**.

135.3 Any offer, notice, information or any other document which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the **Register** in respect of the share, to the exclusion of the other joint holders. For such purpose, a joint holder having no registered address in the **United Kingdom** and not having supplied an address within the **United Kingdom** for the service of notices may, *subject to* any **Act** applying to the **Company**, be disregarded.

135.4 The provisions of this Article shall have effect, *subject to* the **Companies Acts**, in place of the **Company Communications Provisions** regarding notices to joint holders.

136 Notices for shareholders with foreign addresses

Subject to the **Companies Acts** and any other **Act** applying to the **Company**, the **Company** shall not be required to send offers, notices, information or any other documents to a **shareholder** who (having no registered address within the **United Kingdom**) has not supplied to the **Company** a postal address within the **United Kingdom** for the service of notices.

137 When notices are served

137.1 If an offer, notice, information or any other document is delivered or served by hand, it is treated as being delivered or served at the time it is handed to the **shareholder** or left at their registered address.

137.2 If an offer, notice, information or any other document (including a share certificate) is sent or supplied by the **Company** in hard copy form, or in electronic form, but to be delivered other than by **electronic means**, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours after the time it was posted, and in proving such receipt it shall be sufficient to show that such offer, notice, information or other document was properly addressed, pre-paid and posted.

137.3 If an offer, notice, information or any other document is sent or supplied by the **Company** by **electronic means** it shall be deemed to have been received by the intended recipient two hours after it was transmitted, and in proving such receipt it shall be sufficient to show that such offer, notice, information or other document was properly addressed.

137.4 If an offer, notice, information or any other document is sent or supplied by the **Company** by means of a website it shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

137.5 This Article shall have effect, *subject to* any mandatory provision of the **Companies Acts** and any other **Act** applying to the **Company**, in place of the **Company Communications Provisions** relating to when offers, notices, information or any other documents are deemed delivered.

138 Serving notices and documents on shareholders who have died or are bankrupt

138.1 A person who claims to be entitled to a share in consequence of the death or bankruptcy of a **shareholder** or otherwise by operation of law shall supply to the **Company**:

- such evidence as the directors may reasonably require to show their title to the share; and
- an address within the **United Kingdom** for the service of notices,

whereupon that person shall be entitled to have served upon or delivered to them at such address any offer, notice, information or any other document to which the said **shareholder** would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such offer, notice, information or any other document on all persons interested (whether jointly with or claiming through or under them) in the share.

138.2 Save as provided by Article 138.1, any offer, notice, information or any other document delivered or sent to the address of any **shareholder** in pursuance of these **Articles** shall, notwithstanding that such **shareholder** be then dead or bankrupt or in liquidation, and whether or not the **Company** has notice of their death or bankruptcy or liquidation, be deemed to have been duly delivered or sent in respect of any share registered in the name of such **shareholder** as sole or first-named joint holder.

138.3 The provisions of this Article shall have effect in place of the **Company Communications Provisions** regarding the death or bankruptcy of a holder of **shares** in the **Company**.

139 If documents are accidentally not sent or the postal services are suspended

139.1 The accidental failure to send, or the non-receipt by any person entitled to any offer, notice, information or any other document relating to any meeting or other proceeding shall not invalidate the meeting or other proceeding.

139.2 If at any time by reason of the suspension or curtailment of postal services within the **United Kingdom** the **Company** is unable to give notice by post in hard copy form of a **shareholders' meeting**, such notice shall be deemed to have been given to all **shareholders** entitled to receive such notice in hard copy form if such notice is advertised in at least one national newspaper and such notice shall be deemed to have been given on the day when the advertisement appears. In any such case, the **Company** shall (i) make such notice available on its website from the date of such advertisement until the conclusion of the meeting or any *adjournment* thereof and (ii) send confirmatory copies of the notice by post to such **shareholders** if at least seven days prior to the meeting the posting of notices again becomes practicable.

140 When entitlement to notices stops

140.1 If the **Company** sends a notice or other communication to a **shareholder** on two separate occasions during a 12-month period and each of them is returned undelivered or the **Company** receives notification that such notice or other communication has not been delivered in each case then that **shareholder** will not be entitled to receive notices or other communications from the **Company.**

140.2 A **shareholder** who has ceased to be entitled to receive notices or communications from the Company pursuant to Article 140.1 becomes entitled to receive a notice or communication again by supplying the Company with:

- a new postal address; or
- an electronic address,

for the service of notices.

140.3 For the purposes of this Article 140, references to a communication include references to any method of payment; but nothing in this Article 140 will entitle the **Company** to stop sending any dividend by any means, unless the **Company** is also entitled to do so under Article 128.2.

141 Signature or authentication of documents sent electronically

141.1 Where these **Articles** require an offer, notice, information or any other document to be signed or authenticated by a **shareholder** or any other person then any such offer, notice or other document sent or supplied in electronic form or by means of a website shall be sufficiently authenticated in any manner authorised by the **Company Communications Provisions** or in such other manner approved by the directors.

141.2 The directors may determine procedures for validating offers, notices, information or any other documents sent or supplied in electronic form or by means of a website, and any offer, notice, information or any other document, not validated in accordance with such procedures shall be deemed not to have been received by the **Company**.

MINUTES

142 Minutes

142.1 The directors must ensure that minutes are entered in books kept for the purpose of:

- all appointments of officers made by the directors;
- the names of the directors present at each directors' meeting and of any committee of the directors;
- all resolutions and proceedings at all **General Meetings** of the **Company**, the holders of any class of **shares** in the **Company**, the directors and any committees of the directors.

142.2 If any such minute purports to be signed or authenticated by the chair of the meeting at which the proceedings took place or by the chair of the next succeeding meeting this shall be conclusive evidence of the proceedings.

WINDING UP

143 Directors' power to petition

The directors can present a petition to the Court in the name and on behalf of the **Company** for the **Company** to be *wound up*.

DESTROYING DOCUMENTS

144 Destroying documents

144.1 The **Company** can destroy all:

- forms of transfer of **shares**, and documents sent to support a transfer, and any other documents which were the basis for making an entry on the **Register**, after six years from the date of registration;
- dividend payment instructions and notifications of a change of address or name, after two years from the date these were registered;
- cancelled share certificates, one year after the date they were cancelled; and
- *proxy* appointments from one year after the end of the meeting to which the appointment relates.

144.2 A document destroyed in accordance with Article 144.1 is conclusively treated as having been a valid and effective document in accordance with the **Company's** records relating to the document. Any action of the **Company** in dealing with the document in accordance with its terms before it was destroyed is conclusively treated as properly taken.

144.3 Articles 144.1 and 144.2 only apply to documents which are destroyed in good faith and if the **Company** has not been informed that keeping the documents is relevant to any claim.

144.4 For documents relating to **shares** in **uncertificated form**, the **Company** must also comply with any rules (as defined in the **CREST Regulations**) which limit its ability to destroy these documents.

144.5 This Article does not make the **Company** liable if it:

- destroys a document earlier than referred to in Article 144.1; or
- would not be liable if this Article did not exist.

144.6 The **Company** can, *subject to* the **Companies Acts**, destroy a document earlier than the dates mentioned in Article 144.1 if the **Company** makes a permanent record (whether made *electronically* or by any other means) of that document before it is destroyed.

144.7 This Article applies whether a document is destroyed or disposed of in any other manner.

DIRECTORS' LIABILITIES

145 Indemnity

145.1 *Subject to* the provisions of, and so far as may be permitted by and consistent with, the **Companies Acts**, rules made by the **Financial Conduct Authority** and local law as applicable, every director, **Secretary** and officer of the **Company** and of each **Associated Company** of the **Company** may be *indemnified* by the **Company** out of its own funds against:

- any *liability* incurred by or attaching to them in connection with any negligence, default, breach of duty or breach of trust by them in relation to the **Company** or any **Associated Company** of the **Company** other than in the case of a director of the **Company** or any **Associated Company**:

  (i) any *liability* to the **Company** or any **Associated Company**; and

(ii) any *liability* of the kind referred to in Section 234(3) of the **Companies Act 2006**; and

- any other *liability* incurred by or attaching to them in the actual or purported execution and/or discharge of their duties and/or the *exercise* or purported *exercise* of their powers and/or otherwise in relation to or in connection with their duties, powers or office.

145.2 *Subject to* the provisions of, and so far as may be permitted by and consistent with, the **Companies Acts**, the rules of the **Financial Conduct Authority** and local law as applicable, every director, **Secretary** and officer of the **Company** and of each **Associated Company** of the **Company** may be *indemnified* by the **Company** out of its own funds against:

- any *liability* incurred by or attaching to them in connection with any negligence, default, breach of duty or breach of trust by them in relation to the **Company** or any **Associated Company** of the **Company**, if it is the trustee of an occupational pension scheme (within the meaning of Section 235(6) of the **Companies Act 2006**), in so far as such *liability* relates to the **Company's** or any such **Associated Companies'** activities as trustee of such occupational pension scheme and other than in the case of a director of the **Company** or any **Associated Company** any *liability* of the kind referred to in Section 235(3) of the **Companies Act 2006**; and

- any other *liability* incurred by or attaching to them in the actual or purported execution and/or discharge of their duties and/or the *exercise* or purported *exercise* of their powers and/or otherwise in relation to or in connection with their duties, powers or office.

145.3 Where a director, **Secretary** or officer is *indemnified* against any *liability* in accordance with this Article 145, such *indemnity* shall extend to all costs, charges, losses, expenses and *liabilities* incurred by them in relation thereto.

145.4 In this Article **Associated Company** shall have the meaning given by Section 256 of the **Companies Act 2006**.

145.5 So far as the **Companies Acts** allow, the **Secretary** and other officers, who are not directors of the **Company** or an **Associated Company** of the **Company** of the **Company** are exempted from any *liability* to the **Company** or any **Associated Company** of the **Company** where that *liability* would be covered by the *indemnity* in Article 145.1.

146 Insurance and defence funding

146.1 For the purpose of this Article each of the following is a **Relevant Company**:

- the **Company**;

- any *holding company* of the **Company**;

- any **company** in which the **Company** or its *holding company* or any of the predecessors of the **Company** or of its *holding company* has or had any interest, whether direct or indirect; and

- any **company** which is in any way allied to or associated with the **Company**, or any ***subsidiary undertaking*** of the **Company** or such other **company**.

146.2 Without limiting Article 145 in any way, the directors can arrange for the **Company** to purchase and maintain insurance for or for the benefit of any persons who are or were at any time:

- directors, officers or employees of any **Relevant Company**; or
- *trustees* of any pension fund or employees' share scheme in which employees of any **Relevant Company** are interested.

This includes, for example, insurance against any *liability* incurred by them for any act or omission:

- in performing or omitting to perform their duties; and/or
- in *exercising* or omitting to *exercise* their powers; and/or
- in claiming to do any of these things; and/or
- otherwise in relation to their duties, powers or offices.

146.3 *Subject to* the provisions of and so far as may be permitted by the **Companies Act 2006**, rules made by the **Financial Conduct Authority** and local law as applicable, the **Company**:

- may provide a director, **Secretary** or officer of the **Company** or any **Associated Company** of the **Company** with funds to meet expenditure incurred or to be incurred by them in:
  (i) defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by them in relation to the **Company** or an **Associated Company** of the **Company**; or
  (ii) in connection with any application for relief under the provisions mentioned in Section 205(5) of the **Companies Act 2006**; and
- may do anything to enable any such director, **Secretary** or officer to avoid incurring such expenditure.

146.4 The terms set out in Section 205(2) of the **Companies Act 2006** shall apply to any provision of funds or other things done under Article 146.3.

146.5 *Subject to* the provisions of and so far as may be permitted by the **Companies Acts**, rules made by the **Financial Conduct Authority** and local law as applicable, the **Company**:

- may provide a director, **Secretary** or officer of the **Company** or any **Associated Company** of the **Company** with funds to meet expenditure incurred or to be incurred by them in defending themselves in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by them in relation to the **Company** or any **Associated Company** of the **Company**; and
- may do anything to enable any such director, **Secretary** or officer to avoid incurring such expenditure.

146.6 In this Article **Associated Company** shall have the meaning given thereto by Section 256 of the **Companies Act 2006**.

ADR DEPOSITARY

147 ADR Depositary can appoint proxies

147.1 The **ADR Depositary** can appoint more than one person to be its *proxy*. As long as the appointment complies with the requirements in Article 147.2, the appointment can be made in any way and on any terms which the **ADR Depositary** thinks fit. Each person appointed in this way is called an **Appointed Proxy**.

147.2 The appointment must set out the number of **shares** in relation to which an **Appointed Proxy** is appointed. This number is called the **Appointed Number**. The **Appointed Number** of all **Appointed Proxies** appointed by the **ADR Depositary**, when added together, must not be more than the number of **Depositary Shares** (as calculated in Article 147.3).

147.3 The **Depositary Shares** attributable to the **ADR Depositary** consist of the total of the number of **shares** registered in the name of the **ADR Depositary**.

148 The ADR Depositary must keep a Proxy Register

148.1 The **ADR Depositary** must keep a register of the names and addresses of all the **Appointed Proxies**. This is called the **Proxy Register**. The **Proxy Register** will also set out the **Appointed Number** of **shares** of each **Appointed Proxy**. This can be shown by setting out the number of **American Depositary Receipts** which each **Appointed Proxy** holds and stating that the **Appointed Number** of **shares** can be ascertained by multiplying the said number of **American Depositary Receipts** by such number which for the time being is equal to the number of **shares** which any one **American Depositary Receipt** represents.

148.2 The **ADR Depositary** must let anyone whom the directors nominate inspect the **Proxy Register** during usual business hours on a **working day**. The **ADR Depositary** must also provide, as soon as possible, any information contained in the **Proxy Register** if it is demanded by the **Company** or its *agents*.

149 Appointed Proxies can only attend General Meetings if properly appointed

An **Appointed Proxy** may only attend a **General Meeting** if they provide the **Company** with evidence in writing of their appointment by the **ADR Depositary** for that **General Meeting**. This must be in a form agreed between the directors and the **ADR Depositary**.

150 Rights of Appointed Proxies

Subject to the **Companies Acts** and these **Articles** and so long as the **Depositary Shares** are sufficient to include an **Appointed Proxy's Appointed Number**:

- at a **General Meeting** which an **Appointed Proxy** is entitled to attend, they are entitled to the same rights and have the same obligations in relation to their

Appointed Number of **shares** as if the **ADR Depositary** was the registered holder of such **shares** and they had been validly appointed in accordance with Articles 69 to 71 by the **ADR Depositary** as its *proxy* in relation to those **shares**; and

- an **Appointed Proxy** can themselves appoint another person to be their *proxy* in relation to their **Appointed Number** of **shares**, as long as the appointment is made and deposited in accordance with Articles 69 to 71 and, if it is, the provisions of these **Articles** will apply to such an appointment as though the **Appointed Proxy** was the registered holder of such **shares** and the appointment was made by them in that capacity.

151 Sending information to an Appointed Proxy

The **Company** can send to an **Appointed Proxy** at their address in the **Proxy Register** all the same documents which are sent to **shareholders**.

152 The Company can pay dividends to an Appointed Proxy

The **Company** can pay to an **Appointed Proxy** at their address in the **Proxy Register** all dividends or other moneys relating to the **Appointed Proxy's Appointed Number** of **shares** instead of paying this amount to the **ADR Depositary**. If the **Company** does this, it will not have any obligation to make this payment to the **ADR Depositary** as well.

153 The Proxy Register may be fixed at a certain date

153.1 In order to determine which persons are entitled as **Appointed Proxies** to:

- *exercise* the rights conferred by Article 150;
- receive documents sent pursuant to Article 151; and
- be paid dividends pursuant to Article 152

and the **Appointed Number** of **shares** in respect of which a person is to be treated as having been appointed as an **Appointed Proxy** for such purpose, the **ADR Depositary** may determine that the **Appointed Proxies** who are entitled are the persons entered in the **Proxy Register** at the close of business on a date (a **Record Date**) determined by the **ADR Depositary** in consultation with the **Company**.

153.2 When a **Record Date** is determined for a particular purpose:

- the **Appointed Number** of **shares** in respect of an **Appointed Proxy** will be treated as the number appearing against their name in the **Proxy Register** as at the close of business on the **Record Date**;
- this can be shown by setting out the number of **American Depositary Receipts** which each **Appointed Proxy** holds and stating that the number of **shares** can be ascertained by multiplying the said number of **American Depositary Receipts** by such number which for the time being is equal to the number of **shares** which any one **American Depositary Receipt** represents; and

- changes to entries in the **Proxy Register** after the close of business on the **Record Date** will be ignored in determining the entitlement of any person for the purpose concerned.

154 The nature of an Appointed Proxy's interest

Except as required by the **Companies Acts**, no **Appointed Proxy** will be recognised by the **Company** as holding any interest in **shares** upon any trust. Except for recognising the rights given in relation to **General Meetings** by appointments made by **Appointed Proxies** pursuant to Article 150, the **Company** is entitled to treat any person entered in the **Proxy Register** as an **Appointed Proxy** as the only person (other than the **ADR Depositary**) who has any interest in the **shares** in respect of which the **Appointed Proxy** has been appointed.

155 Validity of the appointment of Appointed Proxies

155.1 If any question arises as to whether any particular person or persons has or have been validly appointed to vote (or *exercise* any other right) in respect of any **shares** (for example because the total number of **shares** in respect of which appointments are recorded in the **Proxy Register** is more than the number of **Depositary Shares**) this question will, if it arises at or in relation to a **General Meeting** be determined by the chair of the **General Meeting**. Their decision (which can include declining to recognise a particular appointment or appointments as valid) will, if made in good faith, be final and binding on all persons interested.

155.2 If a question of the type described in Article 155.1 arises in any circumstances other than at or in relation to a **General Meeting**, the question will be determined by the directors. Their decision (which can include declining to recognise a particular appointment or appointments as valid) will also, if made in good faith, be final and binding on all persons interested.

Approved Depositaries

156 Appointments

156.1 *Subject to* these **Articles** and the relevant **Act** or **Acts**, an **Approved Depositary** can appoint as its *proxy* or proxies in relation to any **Ordinary Shares** which it holds, anyone it thinks fit and can decide how and on what terms to appoint them. Each appointment must state the number of **Ordinary Shares** it relates to and the total number of **Ordinary Shares** in respect of which appointments exist at any time must not be more than the total number of **Depositary Shares** which are registered in the name of the **Approved Depositary** or its nominee at that time.

156.2 The **Approved Depositary** must keep a register (the **Nominated Proxy Register**) of each person it has appointed as a **Nominated Proxy** under Article 156.1 and the **Appointed Number**. The directors will decide what information about each **Nominated Proxy** is to be recorded in the **Nominated Proxy Register**. Any person authorised by the **Company** may inspect the **Nominated Proxy Register** during usual business hours and

the **Approved Depositary** will give such person any information which they request as to the contents of the **Nominated Proxy Register**.

157 Rights of Nominated Proxies

157.1 A **Nominated Proxy** may only attend a **General Meeting** if they provide the **Company** with evidence in writing of their appointment as such. This must be in a form agreed between the directors and the **Approved Depositary.**

157.2 *Subject to* these **Articles** and the relevant **Act** or **Acts**, and so long as the **Approved Depositary** or a nominee of the **Approved Depositary** holds at least their **Appointed Number** of **Ordinary Shares**, a **Nominated Proxy** is entitled to attend a **General Meeting** which holders of **Ordinary Shares** are entitled to attend, and the **Nominated Proxy** is entitled to the same **rights**, and *subject to* the same obligations, in relation to their **Appointed Number** of **Depositary Shares** as if they had been validly appointed in accordance with Articles 69 to 73 by the registered holder of these shares as its *proxy* in relation to those shares.

157.3 A **Nominated Proxy** may appoint another person as their *proxy* for their **Appointed Number** of **Depositary Shares**, as long as the appointment is made and deposited in accordance with Articles 69 to 73, and these **Articles** apply to that appointment and to the person so appointed as though those **Depositary Shares** were registered in the name of the **Nominated Proxy** and the appointment was made by them in that capacity. The directors may require such evidence as they think appropriate to decide that such appointment is effective.

157.4 For the purposes of determining who is entitled as a **Nominated Proxy** *to exercise* the rights conferred by Articles 157.2 and 157.3 and the number of **Depositary Shares** in respect of which a person is to be treated as having been appointed as a **Nominated Proxy** for these purposes, the **Approved Depositary** can decide that the **Nominated Proxies** who are so entitled are the people entered in the **Nominated Proxy Register** at a time and on a date (a **Record Time**) agreed between the **Approved Depositary** and the **Company**.

157.5 When a **Record Time** is decided for a particular purpose:-

- a **Nominated Proxy** is to be treated as having been appointed for that purpose for the number of **shares** appearing against their name in the **Nominated Proxy Register** as at the **Record Time**; and
- changes to entries in the **Nominated Proxy Register** after the **Record Time** will be ignored for this purpose.

157.6 Except for recognising the rights given in relation to **General Meetings** by appointments made by **Nominated Proxies** pursuant to Article 157.3, the **Company** is entitled to treat any person entered in the **Nominated Proxy Register** as a **Nominated Proxy** as the only person (other than the **Approved Depositary**) who has any interest in the **Depositary Shares** in respect of which the **Nominated Proxy** has been appointed.

157.7 At a **General Meeting** the chair of the **General Meeting** has the final decision as to whether any person has the right to vote or *exercise* any other right relating to any **Depositary Shares**. In any other situation, the directors have the final decision as to

whether any person has the right to *exercise* any right relating to any **Depositary Shares**.

158 Shares subject to the Scheme

158.1 Terms defined in the circular published on or around 10 December 2013 (the "**Circular**") shall have the same meaning in this Article 158.

158.2 Notwithstanding any other provision of these **Articles**, any **Ordinary Shares** issued (if any) between the Voting Record Time and prior to the Distribution Record Time, shall be issued or shall be deemed to have been issued subject to the terms of the Scheme and the holder or holders of such Ordinary Shares shall be bound by the Scheme accordingly.

158.3 In the event that the **Scheme** is not sanctioned at the **First Court Hearing** or lapses, is withdrawn or does not become effective in accordance with its terms, this Article 158 shall (on the earlier of completion of termination of the **VZW Transaction**) automatically be, and shall be deemed to be, of no effect and shall be deleted and replaced with the wording "Article 158 has been deleted"; but the validity of anything done under Article 158 before that date shall not otherwise be affected and any actions taken under Article 158 before that date shall be conclusive and not be open to challenge on any grounds whatsoever.

159 Defined terms in Articles 160 to 163 (inclusive)

(A) General

In Articles 160 to 163 (inclusive), the terms "**Business Day**", "**Capital Reductions**", "**Cash Entitlement**", "**First Court Hearing**", "**Reduction Court Order**", "**Scheme**", "**Second Court Hearing**", "**Verizon**", "**Verizon Consideration Share Entitlement**", "**Verizon Consideration Shares**" and "**VZW Transaction**" shall each have the meaning given to them in the circular published on or around 10 December 2013 (the "**Circular**"); the term "**B Shares**" shall have the meaning set out in Article 160(A); the term "**C Shares**" shall have the meaning set out in Article 161(A); the term "**Deferred Shares**" shall have the meaning set out in Article 162(A); and the term "**Deferred B Shares**" shall have the meaning set out in Article 163(A).

(B) Deletion of Article 159 when no B Shares, C Shares, Deferred Shares or Deferred B Shares in existence

Article 159 shall remain in force until there are no longer any **B Shares**, **C Shares**, **Deferred Shares** or **Deferred B Shares** in existence, notwithstanding any provision in the Articles to the contrary. Thereafter Article 159 shall be, and shall be deemed to be, of no effect and shall be deleted and replaced with the wording "Article 159 has been deleted".

160 Rights and Restrictions Attached to B Shares

(A) General

The preference B shares in the capital of the **Company** (the "**B Shares**") shall have the rights, and be subject to the restrictions, attaching to **shares** set out in the **Articles** save that, in the event of a conflict between any provision in this Article 160 and any other provision in the **Articles**, the provisions in this Article 160 shall prevail.

(B) Form of Election

Together with the Circular, holders of **Ordinary Shares** in the capital of the **Company** who held such **shares** in certificated form were sent a form of election ("**Form of Election**") relating to the **B Shares** and the **C Shares** proposed to be issued by the **Company**, as more fully described in the Circular. By way of the Form of Election or, where **Ordinary Shareholders** held such shares in uncertificated form, by following the instructions and taking the actions set out in the Circular, **Ordinary Shareholders** could (subject always to the directors' determination as described in the Circular as to the number of **B Shares** and **C Shares** to be allotted and issued) make an election, on and subject to the terms set out in the Circular (an "**Election**"), inter alia, which would result in the issue to them of **B Shares** to be cancelled by the Cancellation Time (as defined in Article 160(G)(i) below) (the "**Capital Option**").

(C) Income

The **B Shares** shall confer no right to participate in the profits of the **Company**.

(D) Capital

(i) Except as provided in Article 160(F) below, on a return of capital on winding-up (excluding any intra-group reorganisation on a solvent basis), the holders of the **B Shares** shall be entitled, in priority to any payment to the holders of every other class of share in the capital of the **Company** (except the **Fixed Rate Shares** and the **C Shares**) but after any payment to the holders of **Fixed Rate Shares** and pari passu with any payment to the holders of **C Shares**, to repayment of an amount equal to the aggregate amount paid up or treated as paid up on the nominal value of each **B Share** held by them.

(ii) On a winding up, the holders of the **B Shares** shall not be entitled to any further right of participation in the profits or assets of the **Company** in excess of that specified in Article 160(D)(i) above. In the event that there is a winding-up to which Article 160(D)(i) applies and the amounts available for payment are insufficient to pay the amounts due on all the **B Shares** in full, the holders of the **B Shares** shall be entitled to their pro-rata proportion of the amounts to which they would otherwise be entitled.

(iii) The aggregate entitlement of each holder of **B Shares** on a winding-up in respect of all the **B Shares** held by them shall be rounded up to the nearest whole cent.

(iv) The holders of the **B Shares** shall not be entitled to any further right of participation in the profits or assets of the **Company** in their capacity as holders of **B Shares**.

(E) Attendance and voting at General Meetings

(i) The holders of the **B Shares** shall not be entitled, in their capacity as holders of such **B Shares**, to receive notice of any **General Meeting** of the **Company** nor to attend, speak or vote at any such **General Meeting** unless the business of the meeting includes the consideration of a resolution for the winding-up of the **Company** (excluding any intra group reorganisation on a solvent basis), in which case the holders of the **B Shares** shall have the right to attend the **General Meeting** and shall be entitled to speak and vote only on any such resolution.

(ii) If the holders of the **B Shares** are entitled to vote at a **General Meeting** of the **Company** in their capacity as holders of such **B Shares**, then, subject to any other provisions of these **Articles**, each holder thereof shall be entitled to vote at such **General Meeting** whether on a show of hands or on a poll as provided in the Companies Acts. For this

purpose, where a proxy is given discretion as to how to vote on a show of hands, this shall be treated as an instruction by the relevant holder of **B Shares** to vote in the way in which the proxy elects to exercise that discretion.

(F) Class rights

(i) The **Company** may from time to time create, allot and issue further **shares**, whether ranking pari passu with or in priority or subsequent to the **B Shares**. The creation, allotment or issue of any such further **shares** (whether or not ranking in any respect in priority to the **B Shares**) shall be treated as being in accordance with the rights attaching to the **B Shares** and shall not involve a variation of such rights for any purpose or require the consent of the holders of the **B Shares**.

(ii) A reduction by the **Company** of the capital paid up or credited as paid up on the **B Shares** and the cancellation of such shares shall be treated as being in accordance with the rights attaching to the **B Shares** and shall not involve a variation of such rights for any purpose or require the consent of the holders of the **B Shares**.

(iii) Without prejudice to the generality of the foregoing, the **Company** is authorised to reduce (or purchase shares in) its capital of any class or classes and such redemption (or purchase) shall not involve a variation of any rights attaching to the **B Shares** for any purpose or require the consent of the holders of the **B Shares**.

(iv) The directors shall be entitled, without the consent of holders of **Ordinary Shares**, **B Shares**, **C Shares** or **Deferred Shares**, to make any payments to which the holders of **B Shares** may be entitled in currencies other than US dollars and, in such circumstances, to make arrangements and adjustments in respect of the method of calculation and payment of any of the entitlements of holders of **B Shares** under the **Articles** as the directors consider necessary, fair and reasonable in the circumstances to give effect to the rights attaching to the **B Shares**. Any such arrangements and adjustments shall not involve a variation of any rights attaching to the **B Shares** for any purpose.

(G) Cancellation of B Shares

Subject to the Capital Reductions being confirmed by the Court at the Second Court Hearing and to the Reduction Court Order being delivered to (or, if the Court so orders at the Second Court Hearing, registered with) the Registrar of Companies, the **Company** shall cancel the **B Shares** as follows:

(i) The **B Shares** in respect of which a valid Election has been made, or is deemed to have been made, in accordance with the terms described in the Circular and (where applicable) the Form of Election shall be cancelled with effect at such time as the Reduction Court Order is delivered to (or, if the Court has so ordered at the Second Court Hearing, registered with) the Registrar of Companies (the "**Cancellation Time**").

(ii) On cancellation of a **B Share** at the Cancellation Time, the **Company** shall become liable to distribute to each holder of **B Shares** an amount equal to the Cash Entitlement and the Verizon Consideration Share Entitlement for that **B Share** in accordance with the terms described in the Circular. The **Company's** liability to such holder of **B Shares** shall be satisfied by the **Company** paying to such holder the Cash Entitlement for each such **B Share** out of the capital available for distribution and by Verizon issuing to such holder the Verizon Share Consideration Entitlement for each such B Share, in each case in accordance with the Scheme.

(iii) In the absence of bad faith or wilful default, neither the **Company** nor any of its directors, officers or employees shall have any liability to any person for any loss or damage arising as a result of the determination of the Cancellation Time in accordance with Article 160(G)(i) above.

(H) Form

The **B Shares** shall not be listed or traded on any stock exchange nor shall any share certificates be issued in respect of such **shares**. The **B Shares** shall not be transferable except with the written consent of the directors.

(I) Reclassification as Deferred B Shares.

In the event that **B Shares** are issued pursuant to the terms of the Scheme but the Capital Reductions are not confirmed by the Court at the Second Court Hearing or the Reduction Court Order is not delivered to (or, if the Court so orders at the Second Court Hearing, registered with) the Registrar of Companies within 20 Business Days following the issue of the **B Shares** (or at such other time as the directors may determine), each **B Share** shall immediately thereupon be reclassified as a **Deferred B Share** and shall be subject to the rights and restrictions described in Article 163.

(J) Deletion of Article 160 when no B Shares in existence

Article 160 shall remain in force until the earlier of (i) if the **Scheme** is not sanctioned at the **First Court Hearing** or lapses, is withdrawn or does not become effective in accordance with its terms, the day immediately following the earlier of completion or termination of the **VZW Transaction**; or (ii) if the **Scheme** is sanctioned at the **First Court Hearing** and becomes effective in accordance with its terms, the date on which there are no longer any **B Shares** in existence, notwithstanding any provision in the **Articles** to the contrary. Thereafter Article 160 shall be, and shall be deemed to be, of no effect (save to the extent that the provisions of Article 160 are referred to in other **Articles**) and shall be deleted and replaced with the wording "Article 160 has been deleted", and the separate register for the holders of **B Shares** shall no longer be required to be maintained by the **Company**; but the validity of anything done under Article 160 before that date shall not otherwise be affected and any actions taken under Article 160 before that date shall be conclusive and not be open to challenge on any grounds whatsoever.

161 Rights and Restrictions Attached to C Shares

(A) General

The preference shares of $0.00001 each in the capital of the **Company** (the "**C Shares**") shall have the rights, and be subject to the restrictions, attaching to shares set out in the **Articles** save that in the event of a conflict between any provision in this Article 161 and any other provision in the **Articles**, the provisions in this Article 161 shall prevail.

(B) Form of Election

Together with the Circular, holders of **Ordinary Shares** in the capital of the **Company** who held such **shares** in certificated form were sent a Form of Election relating to the **B Shares** and **C Shares** proposed to be issued by the **Company**, as more fully described in the Circular. By way of the Form of Election or, where **Ordinary Shareholders** held such shares in uncertificated form, by following the instructions and taking the actions set out in the Circular, **Ordinary Shareholders** could make an Election, on and subject to the terms

set out in the Circular, inter alia, which would result in the issue to them of C Shares in respect of which the C Share Dividend (as defined in Article 161(C)(i) below) would be paid.

(C) Income

(i) Subject to the provisions of the Scheme, the Companies Acts, and the **Articles**, out of the profits of the **Company** available for distribution, a single dividend for an amount equal to the aggregate of the Cash Entitlement and the Verizon Consideration Share Entitlement for each **C Share** (the "**C Share Dividend**") shall automatically become distributable (without the need for such dividend to be declared by the **Company**, the board or any other person and notwithstanding any provision to the contrary in these **Articles**) at the Cancellation Time to holders of **C Shares** in respect of which a valid Election to receive the C Share Dividend has been made, or is deemed to have been made, in accordance with the terms described in the Circular and (where applicable) the Form of Election.

(ii) The **Company's** liability to distribute the **C Share Dividend** to such holder of **C Shares** shall be satisfied by the Company paying to such holder the Cash Entitlement for each such **C Share** and by Verizon issuing to such holder the Verizon Share Consideration Entitlement for each such C Share, in each case in accordance with the Scheme.

(iii) Each **C Share** in respect of which the **C Share Dividend** becomes distributable shall immediately upon satisfaction of such **C Share Dividend** pursuant to Article 161(C)(ii) above be reclassified as a Deferred Share.

(iv) For the avoidance of doubt, the provisions of Article 128 (Dividends and other payments which are not claimed) shall apply to any amounts in respect of the **Cash Entitlement** or other cash payable pursuant to all **C Share Dividends** on or in respect of any **C Shares** which remain unclaimed.

(v) In the absence of fraud or wilful default, neither the **Company** nor any of its directors, officers or employees shall have any liability to any person for any loss or damage arising as a result of the determination of the Cancellation Time in accordance with Article 160(G)(i) above.

(D) Capital

(i) Except as provided in Article 161(F) below, on a return of capital on winding-up (excluding any intra-group reorganisation on a solvent basis), the holders of each **C Share** shall be entitled, in priority to any payment to the holders of every other class of **share** in the capital of the **Company** (except the **B Shares** and the **Fixed Rate Shares**) but after any payment to the holders of the **Fixed Rate Shares** and pari passu with any payment to the holders of **B Shares**, to the aggregate of the amount of the nominal capital paid up or credited as paid up on such **C Share** and an amount equal to the difference between the nominal value of a B Share and $0.00001, for each **C Share** held by them.

(ii) On a winding up, the holders of the **C Shares** shall not be entitled to any further right of participation in the profits or assets of the **Company** in excess of that specified in Article 161(D)(i) above. In the event that there is a winding-up to which Article 161(D)(i) applies and the amounts available for payment are insufficient to pay the amounts due on all the **C Shares** in full, the holders of the **C Shares** shall be entitled to their pro-rata proportion of the amounts to which they would otherwise be entitled.

(iii) The aggregate entitlement of each holder of **C Shares** on a winding-up in respect of all the **C Shares** held by them shall be rounded up to the nearest whole cent.

(iv) The holders of the **C Shares** shall not be entitled to any further right of participation in the profits or assets of the **Company** in their capacity as holders of **C Shares**.

(E) Attendance and voting at General Meetings

(i) The holders of the **C Shares** shall not be entitled, in their capacity as holders of such **C Shares**, to receive notice of any **General Meeting** of the **Company** nor to attend, speak or vote at any such **General Meeting** unless the business of the meeting includes the consideration of a resolution for the winding-up of the **Company** (excluding any intra-group reorganisation on a solvent basis), in which case the holders of the **C Shares** shall have the right to attend the **General Meeting** and shall be entitled to speak and vote only on any such resolution.

(ii) If the holders of the **C Shares** are entitled to vote at a **General Meeting** of the **Company** in their capacity as holders of such **C Shares**, then, subject to any other provisions of the **Articles**, each holder thereof shall be entitled to vote at such **General Meeting** whether on a show of hands or on a poll as provided in the Companies Acts. For this purpose, where a proxy is given discretion as to how to vote on a show of hands, this shall be treated as an instruction by the relevant holder of **C Shares** to vote in the way in which the proxy elects to exercise that discretion.

(F) Class rights

(i) The **Company** may from time to time create, allot and issue further **shares**, whether ranking pari passu with or in priority or subsequent to the **C Shares**. The creation, allotment or issue of any such further **shares** (whether or not ranking in any respect in priority to the **C Shares**) shall be treated as being in accordance with the rights attaching to the **C Shares** and shall not involve a variation of such rights for any purpose or require the consent of the holders of the **C Shares**.

(ii) A reduction by the **Company** of the capital paid up or credited as paid up on the **C Shares** and the cancellation of such **shares** shall be treated as being in accordance with the rights attaching to the **C Shares** and shall not involve a variation of such rights for any purpose or require the consent of the holders of the **C Shares**.

(iii) Without prejudice to the generality of the foregoing, the **Company** is authorised to reduce (or purchase shares in) its capital of any class or classes and such redemption (or purchase) shall not involve a variation of any rights attaching to the **C Shares**, for any purpose or require the consent of the holders of the **C Shares**.

(iv) The directors shall be entitled, without the consent of holders of **Ordinary Shares**, **B Shares**, **C Shares** or **Deferred Shares**, to make any payments to which the holders of **C Shares** may be entitled in currencies other than US dollars and, in such circumstances, to make such arrangements and adjustments in respect of the method of calculation and payment of any of the entitlements of holders of **C Shares** under the **Articles** as the directors consider necessary, fair and reasonable in the circumstances to give effect to the rights attaching to the **C Shares**. Any such arrangements and adjustments shall not involve a variation of any rights attaching to the **C Shares** for any purpose.

(G) Form

The **C Shares** shall not be listed or traded on any stock exchange nor shall any share certificates be issued in respect of such **shares**. The **C Shares** shall not be transferable except with the written consent of the directors.

(H) Reclassification as Deferred Shares

In the event that **C Shares** are issued pursuant to the terms of the Scheme but the Capital Reductions are not confirmed by the Court at the Second Court Hearing or the Reduction Court Order is not delivered to (or, if the Court so orders at the Second Court Hearing, registered with) the Registrar of Companies within 20 Business Days following the issue of the **C Shares** (or at such other time as the directors may determine), each **C Share** shall immediately thereupon be reclassified as a Deferred Share.

(I) Deletion of Article 161 when no C Shares in existence

Article 161 shall remain in force until the earlier of (i) if the **Scheme** is not sanctioned at the **First Court Hearing** or lapses, is withdrawn or does not become effective in accordance with its terms, the day immediately following the earlier of completion or termination of the **VZW Transaction**; or (ii) if the **Scheme** is sanctioned at the **First Court Hearing** and becomes effective in accordance with its terms, the date on which there are no longer any **C Shares** in existence, notwithstanding any provision in the **Articles** to the contrary. Thereafter Article 161 shall be, and shall be deemed to be, of no effect (save to the extent that the provisions of Article 161 are referred to in other **Articles**) and shall be deleted and replaced with the wording "Article 161 has been deleted", and the separate register for the holders of **C Shares** shall no longer be required to be maintained by the **Company**; but the validity of anything done under Article 161 before that date, and accrued rights in respect of the payment of dividends arising before that date, shall not otherwise be affected and any actions taken under Article 161 before that date shall be conclusive and not be open to challenge on any grounds whatsoever.

162 Rights and Restrictions Attached to Deferred Shares

(A) General

The deferred shares of $0.00001 in the capital of the **Company** (the "**Deferred Shares**") shall have the rights, and be subject to the restrictions, attaching to **shares** set out in the **Articles** save that in the event of a conflict between any provision in this Article 162 and any other provision in the **Articles**, the provisions in this Article 162 shall prevail.

(B) Income

The **Deferred Shares** shall confer no right to participate in the profits of the **Company**.

(C) Capital

On a return of capital on a winding-up (excluding any intra-group reorganisation on a solvent basis), there shall be paid to the holders of the **Deferred Shares**, pari passu with any payment to the holders of **Deferred B Shares** (if any), the nominal capital paid up, or credited as paid up, on such **Deferred Shares** after: (i) firstly, paying to the holders of the **Fixed Rate Shares** the amounts they are entitled to receive on a winding-up in accordance with their terms; (ii) secondly, paying to the holders of the **B Shares** and the holders of the **C Shares** pari passu as if the same were consolidated as one class, the amounts they are entitled to receive on a winding-up in accordance with their terms; and (ii) thirdly, paying to the holders of the **Ordinary Shares** the nominal capital paid up or

credited as paid up on the **Ordinary Shares** held by them respectively, together with the sum of £100,000,000,000 on each **Ordinary Share**. The holders of the **Deferred Shares** shall not be entitled to any further right of participation in the assets of the **Company**.

(D) Attendance and voting at General Meetings

The holders of the **Deferred Shares** shall not be entitled, in their capacity as holders of such shares, to receive notice of any **General Meeting** of the **Company** or to attend, speak or vote at any such meeting.

(E) Class rights

(i) The **Company** may from time to time create, allot and issue further **shares**, whether ranking pari passu with or in priority to the **Deferred Shares**, and on such creation, allotment or issue any such further **shares** (whether or not ranking in any respect in priority to the **Deferred Shares**) shall be treated as being in accordance with the rights attaching to the **Deferred Shares** and shall not involve a variation of such rights for any purpose or require the consent of the holders of the **Deferred Shares**.

(ii) The reduction by the **Company** of the capital paid up on the **Deferred Shares** shall be in accordance with the rights attaching to the **Deferred Shares** and shall not involve a variation of such rights for any purpose and the **Company** shall be authorised at any time to reduce its capital (in accordance with the Companies Acts) without obtaining the consent of the holders of the **Deferred Shares**.

(iii) Without prejudice to the foregoing, the **Company** is authorised to reduce (or purchase shares in) its capital of any class or classes and such reduction (or purchase) shall not involve a variation of any rights attaching to the **Deferred Shares** for any purpose or require the consent of the holders of the **Deferred Shares**.

(F) Form

The **Deferred Shares** shall not be listed or traded on any stock exchange nor shall any **share** certificates be issued in respect of such shares. The **Deferred Shares** shall not be transferable except in accordance with Article 162(G) below or with the written consent of the directors.

(G) Transfer and purchase

The **Company** may at any time (and from time to time) (subject to the provisions of the Companies Acts) without obtaining the sanction of the holder or holders of the **Deferred Shares**:

(i) appoint any person to execute on behalf of any holder of **Deferred Shares** a transfer of (and/or an agreement to transfer) all or some only of the **Deferred Shares** to the **Company** or to such person as the directors may determine (whether or not an officer of the **Company**), in any case for not more than the aggregate amount of US$0.01 for all the **Deferred Shares** then being transferred, without such person having to account for such sum to the holder or holders of the **Deferred Shares**; and/or

(ii) cancel all or any of the **Deferred Shares** purchased or acquired by the **Company** in accordance with the Companies Acts.

(H) Deletion of Article 162 when no Deferred Shares in existence

Article 162 shall remain in force until the earlier of (i) if the **Scheme** is not sanctioned at the **First Court Hearing** or lapses, is withdrawn or does not become effective in accordance with its terms, the day immediately following the earlier of completion or termination of the **VZW Transaction**; or (ii) if the **Scheme** is sanctioned at the **First Court Hearing** and becomes effective in accordance with its terms, the date on which there are no longer any **Deferred Shares** in existence, notwithstanding any provision in the **Articles** to the contrary. Thereafter Article 162 shall be, and shall be deemed to be, of no effect (save to the extent that the provisions of Article 162 are referred to in other **Articles**) and shall be deleted and replaced with the wording "Article 162 has been deleted", and the separate register for the holders of **Deferred Shares** shall no longer be required to be maintained by the **Company**; but the validity of anything done under Article 162 before that date shall not otherwise be affected and any actions taken under Article 162 before that date shall be conclusive and not be open to challenge on any grounds whatsoever."

163 Rights and Restrictions Attached to Deferred B Shares

(A) General

The deferred B shares in the capital of the **Company** (the "**Deferred B Shares**") shall have the rights, and be subject to the restrictions, attaching to **shares** set out in the **Articles** save that in the event of a conflict between any provision in this Article 163 and any other provision in the **Articles**, the provisions in this Article 163 shall prevail.

(B) Income

The **Deferred B Shares** shall confer no right to participate in the profits of the **Company**.

(C) Capital

On a return of capital on a winding-up (excluding any intra-group reorganisation on a solvent basis), there shall be paid, pari passu with any payment to the holders of **Deferred Shares** (if any), to the holders of the **Deferred B Shares** the nominal capital paid up, or credited as paid up, on such **Deferred B Shares** after: (i) firstly, paying to the holders of the **Fixed Rate Shares** the amounts they are entitled to receive on a winding-up in accordance with their terms; (ii) secondly, paying to the holders of the **B Shares** and the holders of the **C Shares** pari passu as if the same were consolidated as one class, the amounts they are entitled to receive on a winding-up in accordance with their terms; and (ii) thirdly, paying to the holders of the **Ordinary Shares** the nominal capital paid up or credited as paid up on the **Ordinary Shares** held by them respectively, together with the sum of £100,000,000,000 on each **Ordinary Share**. The holders of the **Deferred B Shares** shall not be entitled to any further right of participation in the assets of the **Company**.

(D) Attendance and voting at General Meetings

The holders of the **Deferred B Shares** shall not be entitled, in their capacity as holders of such shares, to receive notice of any **General Meeting** of the **Company** or to attend, speak or vote at any such meeting.

(E) Class rights

(i) The **Company** may from time to time create, allot and issue further **shares**, whether ranking pari passu with or in priority to the **Deferred B Shares**, and on such creation, allotment or issue any such further **shares** (whether or not ranking in any respect in priority

to the **Deferred B Shares**) shall be treated as being in accordance with the rights attaching to the **Deferred B Shares** and shall not involve a variation of such rights for any purpose or require the consent of the holders of the **Deferred B Shares**.

(ii) The reduction by the **Company** of the capital paid up on the **Deferred B Shares** shall be in accordance with the rights attaching to the **Deferred B Shares** and shall not involve a variation of such rights for any purpose and the **Company** shall be authorised at any time to reduce its capital (in accordance with the Companies Acts) without obtaining the consent of the holders of the **Deferred B Shares**.

(iii) Without prejudice to the foregoing, the **Company** is authorised to reduce (or purchase shares in) its capital of any class or classes and such reduction (or purchase) shall not involve a variation of any rights attaching to the **Deferred B Shares** for any purpose or require the consent of the holders of the **Deferred B Shares**.

(F) Form

The **Deferred B Shares** shall not be listed or traded on any stock exchange nor shall any **share** certificates be issued in respect of such shares. The **Deferred B Shares** shall not be transferable except in accordance with Article 163(G) below or with the written consent of the directors.

(G) Transfer and purchase

The **Company** may at any time (and from time to time) (subject to the provisions of the Companies Acts) without obtaining the sanction of the holder or holders of the **Deferred B Shares**:

(i) appoint any person to execute on behalf of any holder of **Deferred B Shares** a transfer of (and/or an agreement to transfer) all or some only of the **Deferred B Shares** to the **Company** or to such person as the directors may determine (whether or not an officer of the **Company**), in any case for not more than the aggregate amount of US$0.01 for all the **Deferred B Shares** then being transferred, without such person having to account for such sum to the holder or holders of the **Deferred B Shares**; and/or

(ii) cancel all or any of the **Deferred B Shares** purchased or acquired by the **Company** in accordance with the Companies Acts.

(H) Deletion of Article 163 when no Deferred B Shares in existence

Article 163 shall remain in force until the earlier of (i) if the **Scheme** is sanctioned and the **Capital Reductions** are confirmed at the **Second Court Hearing**, the date on which the **Reduction Court Order** is delivered to (or, if the Court has so ordered at the **Second Court Hearing**, registered with) the Registrar of Companies; (ii) if the Scheme is not sanctioned at the **First Court Hearing** or lapses, is withdrawn or does not become effective in accordance with its terms, the day immediately following the earlier of completion or termination of the **VZW Transaction**; and (iii) if the **Scheme** is sanctioned at the **First Court Hearing** and becomes effective in accordance with its terms, but the **Capital Reductions** are not confirmed within 20 Business Days thereof, the date on which there are no longer any **Deferred B Shares** in existence, notwithstanding any provision in the **Articles** to the contrary. Thereafter Article 163 shall be, and shall be deemed to be, of no effect (save to the extent that the provisions of Article 163 are referred to in other **Articles**) and shall be deleted and replaced with the wording "Article 163 has been deleted", and the separate register for the holders of **Deferred B Shares** shall no longer

be required to be maintained by the **Company**; but the validity of anything done under Article 163 before that date shall not otherwise be affected and any actions taken under Article 163 before that date shall be conclusive and not be open to challenge on any grounds whatsoever.

Glossary

About the glossary

This glossary is to help readers understand the **Company's** Articles of Association. Words are explained as they are used in the **Articles** - they might mean different things in other documents. The glossary is not legally part of the **Articles**, and it does not affect their meaning. The definitions are intended to be a general guide - they are not precise.

abrogate If the *special rights* of a **share** are *abrogated*, they are cancelled or withdrawn.

accrue If interest is *accruing*, it is running or mounting up, day by day.

adjourned In relation to a **shareholders' meeting**, means that the meeting has come to an end for the time being, to be continued at a later time or day, at the same or a different place and *adjourned* and *adjourn* shall be construed accordingly.

agent A person who has been appointed to act for another person.

allot When new **shares** are *allotted*, they are set aside for the person they are intended for. This will normally be after the person has agreed to pay for a new **share**, or has become entitled to a new **share** for any other reason. As soon as a **share** is *allotted*, that person gets the right to have their name put on the register of **shareholders**. When they have been registered, the **share** has also been *issued*.

allottee A person to whom a **share** is *allotted* (see *renunciation*).

asset Any property of any description which is of any value to its owner.

attorney An *attorney* is a person who has been appointed to act for another person in a particular way. The person is appointed by a formal document, called a *power of attorney*.

automatically entitled to a share by law In some situations, a person will be entitled to have **shares** which are registered in somebody else's name registered in their own name. Or they can require the **shares** to be transferred to another person. When a **shareholder** dies, or the sole survivor of joint **shareholders** dies, their *personal representatives* have this right. If a **shareholder** is made bankrupt, their *trustee* in bankruptcy has the right.

beneficial interest A person on whose behalf or for whose benefit a *trustee* holds **shares** has a *beneficial interest* in those **shares**.

brokerage Commission which is paid to a broker by a **company** *issuing* **shares**, where the broker's clients have applied for **shares**.

call A *call* to pay money which is due on **shares** which has not yet been paid. This happens if the **Company** *issues* **shares** which are *partly-paid*, where money remains to be paid to the **Company** for the **shares**. The money which has not been paid can be "*called*" for. If all the money to be paid on a **share** has been paid, the **share** is called a *fully-paid* ***share***.

capital redemption reserve A *reserve* of funds which a **company** may have to set up to ensure that the **Company's** capital base remains the same when **shares** are *redeemed* or bought back. It is equivalent to the amount by which the **Company's** issued share capital is reduced by the *redemption* or purchase.

casual vacancy A vacancy amongst the directors which occurs by reason of the death, resignation or disqualification of a director, or from the failure of an elected director to accept their

appointment, or for any other reason except the retirement of a director in accordance with the **Articles**.

charge See *lien and charge*.

consolidate When **shares** are *consolidated*, they are combined with other **shares**. For example, every three £1 **shares** might be *consolidated* into one new £3 **share**.

cumulative dividends If a dividend which is cumulative cannot be paid in one year because the **company** does not have enough profits to cover the payment, the **shareholder** has the right to receive the dividend in a future year, when the **company** has enough profits to pay the dividend. Compare this with a *non-cumulative dividend*.

debenture A typical *debenture* is a type of long-term borrowing by a **company**. The loan usually has to be repaid at a fixed date in the future, and carries a fixed rate of interest.

declare Generally, when a final dividend is *declared*, it becomes due to be paid.

dividend arrears Any *dividend arrears*. This includes any dividends on **shares** with *cumulative* rights which could not be paid, but which have been carried forward.

documents of title The documents which show that a person owns something.

electronically Any document or information sent or supplied by **electronic means**.

executed A document is *executed* when it is signed, authenticated or sealed or made valid in some other way.

exercise When a power is *exercised*, it is put to use.

forfeit When a **share** is *forfeited* it is taken away from the **shareholder** and becomes the property of the **Company** which can do with it as it likes. This process is called "forfeiture". This can happen if a *call* on a *partly-paid* **share** is not paid on time.

fully-paid shares When all of the money which is due to the **Company** for a **share** has been paid, a **share** is called a *fully-paid* ***share***.

good title If a person has *good title* to a **share**, that person owns it outright.

holding company A **company** which controls another **company** (for example by owning a majority of its **shares**) is called the *holding company* of that other **company**. The other **company** is the ***subsidiary*** of the *holding company*.

indemnity If a person gives another person an *indemnity*, that person promises to make good any losses or damage which the other might suffer. The person who gives the *indemnity* is said to "*indemnify*" the other person.

in issue See *issue*.

instruments Formal legal documents.

issue When a share has been *issued*, everything has been done to make the **shareholder** the owner of the **share**. In particular, the **shareholder's** name has been put on the **Register** of **shareholders**. Existing **shares** which have been *issued* are "*in issue*".

liabilities Debts and other obligations.

liable jointly and severally Where more than one person is *liable jointly and severally* it means that any one of them may be sued, or they can all be sued together.

lien and charge Where the **Company** has a *lien and charge* over **shares**, it can take the dividends, and any other payments relating to the **shares** which it has a charge over, or it can sell the **shares**, to repay the debt and so on.

members Are **shareholders**.

nominal value The *nominal value* of the **share**. The *nominal value* of the $\text{US\$}0.11^{3}/_{7}$ **Ordinary Shares** is $\text{US\$}0.11^{3}/_{7}$. This value is shown on the share certificate for a **share**, if there is one. When the **Company** *issues* new **shares** this can be for a price which is at a *premium* to the *nominal value*. When **shares** are bought and sold on the *stock* market this can be for more, or less, than the *nominal value*. The *nominal value* is sometimes also called the "*par value*".

non-cumulative dividends If a dividend which is *non-cumulative* cannot be paid in one year because the **Company** does not have enough profits available to cover the payment, the **shareholder** does not have the right to receive the dividend in a future year. This is the opposite to a *cumulative dividend*.

ordinary resolution A decision reached by a simple majority of votes - that is by more than 50 per cent. of the votes cast.

par value See *nominal value*.

partly-paid shares If any money remains to be paid on a **share**, it is said to be *partly-paid*. The unpaid money can be "*called*" for.

personal representatives A person who is entitled to deal with the property ("the estate") of a person who has died. If the person who has died left a valid will, the will appoints "executors" who are *personal representatives*. If the person died without a will, the courts will appoint one or more "administrators" to be the *personal representatives*.

poll A *poll* vote is usually a card vote but to the extent permitted by the **Companies Acts** may be an electronic vote. On a *poll* vote, the number of votes which a **shareholder** has will depend on the number of **shares** which they own. An **Ordinary Shareholder** has one vote for each **share** they own. A *poll* vote is different to a *show of hands* vote, where each person who is entitled to vote has just one vote, however many **shares** they own.

power of attorney A formal document which legally appoints one or more persons to act on behalf of another person.

pre-emption rights The right of some **shareholders** which is given by the **Companies Acts** to be offered a proportion of certain classes of newly *issued* **shares** and other *securities* before they are offered to anyone else. This offer must be made on terms which are at least as favourable as the terms offered to anyone else.

premium If the **Company** *issues* a new **share** for more than its *nominal value* (for example because the market value is more than the *nominal value*), the amount above the *nominal value* is the *premium*.

proxy A *proxy* is a person who is appointed by a **shareholder** to attend a **shareholders' meeting** and vote for that **shareholder**. A *proxy* is appointed by using a ***proxy form***. A *proxy* does not have to be a **shareholder**. At a **shareholders' meeting** a *proxy* can *exercise* the rights of the **shareholder** that appointed them.

proxy form A form which a **shareholder** uses to appoint a *proxy* to attend a **shareholders' meeting** and vote for them. The ***proxy form*** must be delivered to the **Company** before the meeting to which it relates.

quorum The minimum number of **shareholders** or directors who must be present before a meeting can start. When this number is reached, the meeting is said to be "quorate".

rank & ranking When either capital or income is distributed to **shareholders**, it is paid out according to the *rank* (or *ranking*) of the **shares**. For example, a **share** which *ranks* before (or ahead of) another **share** in sharing in the **Company's** income is entitled to have its dividends paid first, before any dividends are paid on **shares** which *rank* behind (or after) it. If there is not enough income to pay dividends on all **shares**, the available income must be used first to pay dividends on **shares** which *rank* ahead, and then to **shares** which *rank* behind. The same applies for repayments of capital. Capital must be paid first to **shares** which *rank* ahead in sharing in the **Company's** capital, and then to **shares** which *rank* behind. The **Company's Fixed Rate Shares** *rank* ahead of its **Ordinary Shares**. Where certain **shares** *rank* equally with other **shares**, both types of **shares** have the same rights as each other.

recognised investment exchange An "investment exchange" which has been officially recognised by the UK authorities. An investment exchange is a place where investments, such as **shares**, are traded. The **London Stock Exchange** is a ***recognised investment exchange***.

redeem and redemption When a **share** is *redeemed*, it is effectively bought back by the **Company** in return for a sum of money (the "redemption price") which was fixed before the **share** was *issued*. This process is called *redemption*. A **share** which can be *redeemed* is called a "*redeemable*" **share**.

relevant system This is a term used in the **CREST Regulations** for a computer-based system which allows **shares** without share certificates to be transferred without using transfer forms. The CREST system for paperless share dealing is a "***relevant system***".

renunciation Where a **share** has been *allotted*, but no one has been entered on the share register as the holder of the **share**, it can be *renounced* by the *allottee* to another person. This transfers the right to be registered as the holder of the share to another person. This process is called *renunciation*.

requisition a meeting A formal process which **shareholders** can use to call a **shareholders' meeting.** Generally speaking the **shareholders** who want to call a meeting must hold at least 10 per cent of the *issued* **shares**.

reserve fund or **reserves** A fund which has been set aside in the accounts of a **company**. Profits which are not paid out to **shareholders** as dividends, or used up in some other way, are held in a *reserve fund* by the **company**. The *capital redemption reserve* and *share premium account* are also *reserve funds*.

revoke To withdraw, or cancel.

securities All **shares**, bonds and other investment *instruments* issued by a **company** which entitle the holder to a **share** in the profits or *assets* of that **company**, to receive a cash payment from a **company** or to subscribe for such a *security*.

share premium account If a new **share** is *issued* by the **Company** for more than its *nominal value* (generally because the market value is more than the *nominal value*) then the amount above the *nominal value* is the *premium*, and the total of these *premiums* is held in a *reserve fund* (which cannot be used to pay dividends) called the *share premium account*.

show of hands A vote where each person who is entitled to vote has just one vote, however many **shares** they hold.

special notice This term is defined in **Companies Acts**. Broadly, if *special notice* of a resolution is required by the **Companies Acts**, the resolution is not valid unless the **Company** has been told about the intention to propose it at least 28 days before the **shareholders' meeting** at which it is proposed (although in certain circumstances the meeting can be on a date less than 28 days from the date of the notice).

special resolution A decision reached by a majority of at least 75 per cent of votes cast.

special rights These are the **rights** of a particular class of **shares**, as distinct from **rights** which apply to all **shares** generally. Typical examples of *special rights* are where the **shares** *rank*, their rights to sharing in income and *assets* and voting rights.

statutory declaration A formal way of declaring something in writing. Particular words and formalities must be used - these are laid down by the Statutory Declarations Act of 1835.

stock When **shares** have been converted into *stock* the holder's interest in the **Company** is expressed by reference to a sum of money divided into transferable units. For example, the interest of a **shareholder** with one hundred £1 **shares** might have been converted into £100 worth of *stock* transferable in units of £1 each.

stockholder A holder of *stock*.

subject to Where something else has priority, or prevails, or must be taken into account. When a statement is *subject to* another statement this means that the first statement must be read in the light of the other statement, which will prevail if there is any conflict.

subordinate Where a right or interest is subordinated to something else, it *ranks* behind it.

subsidiary This is a term used by the **Companies Act 2006.** A **company** which is controlled by another **company** (for example because the other **Company** owns a majority of its **shares**) is called a ***subsidiary*** of that **company**.

subsidiary undertaking This is a term used by the **Companies Acts**. It is a wider definition than ***subsidiary***. Generally speaking it is a **company** which is controlled by another **company** because the other **company**:

- has a majority of the votes in the **company** either alone, or acting with others;
- is a **shareholder** who can appoint or remove a majority of the directors; or
- can *exercise* dominant influence over the **company** because of anything in the **Company's Articles**, or because of a certain kind of contract.

treasury shares Where **shares** which are held by a **company** as treasury shares in line with Sections 724 to 726 of the **Companies Act 2006**.

trustees People who hold property of any kind for the benefit of one or more other people under a kind of arrangement which the law treats as a "trust". The people whose property is held by the *trustees* are called the beneficiary.

uncertificated proxy instruction A properly authenticated instruction sent by means of a ***relevant system***, in line with the rules of the ***relevant system*** to a person acting on the **Company's** behalf, on terms decided by the directors.

unincorporated associations Associations, partnerships, societies and other bodies which the law does not treat as a separate legal person to their members.

warrant See the definition of *dividend warrant*.

wind up The formal process to put an end to a **company**. When a **company** is *wound up* its *assets* are distributed. The *assets* go first to creditors, and then to **shareholders**. **Shares** which *rank* first in sharing in the **Company's** *assets* will receive any funds which are left over before any **shares** which *rank* after (or behind) them.